UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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IKON Office Solutions, Inc.

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Notice of Annual Meeting of Shareholders

February 25, 2003

Dear Shareholder:

You are invited to attend the 2003 annual meeting of shareholders of IKON. The meeting will be held at our offices at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Tuesday, February 25, 2003, at 9:00 a.m. The purpose of the meeting is:

1.	To elect eight members of the Board of Directors for the ensuing year;

2.	To approve the 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan;

3.	To approve the 2003 IKON Office Solutions, Inc. Employee Equity Incentive Plan; and

4.	To conduct other business if properly raised at the meeting.

Only shareholders of record at the close of business on December 31, 2002 are entitled to vote on these matters. All shareholders are urged to attend the meeting or to vote by proxy.

In order to attend the meeting, you must present an admission ticket or provide separate verification of share ownership. If you do not expect to attend the meeting in person, please sign and return the accompanying proxy card in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting.
President and Chief Executive Officer

Malvern, Pennsylvania
January 15, 2003

IKON Office Solutions, Inc.
P.O. Box 834
Valley Forge, Pennsylvania 19482-0834

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by IKON Office Solutions, Inc. (“IKON” or the “Company” or “we” or “us”), on behalf of our Board of Directors, to be used at the annual meeting of shareholders on February 25, 2003. The proxy statement and the accompanying proxy card are being mailed to shareholders beginning January 15, 2003.

INFORMATION ON VOTING

Who Can Vote

Only holders of record of common stock at the close of business on December 31, 2002 will be entitled to vote at the meeting. On that date, there were 144,259,859 shares of common stock outstanding. Each share of common stock held by the holder of record will be entitled to one vote.

How You Can Vote

You may vote in person at the meeting or by proxy. Instructions for voting by mail are on your proxy card. We recommend that you vote by proxy even if you plan to attend the meeting. You may change your vote by delivering another proxy or at the meeting.

Manner for Voting Proxies

The shares represented by valid proxies will be voted in the manner specified on the proxy card. Where specific choices are not indicated on the proxy card, the shares represented by valid proxies will be voted as recommended by our Board of Directors on all matters. Should any business matter not described in this proxy statement be properly presented at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board of Directors knows of no matter, other than the election of director nominees listed in this proxy statement and the approval of the equity compensation plans described in this proxy statement, which may be presented at the meeting.

You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the meeting. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.

Voting Shares in the IKON Retirement Savings Plan

The Retirement Savings Plan trustee will vote plan shares as participants direct. If participants do not sign and return a proxy card, the trustee will vote their plan shares in the same ratio indicated by the voting instructions that the trustee does receive from other participants. If participants sign and return a proxy card but fail to indicate how they wish to vote, the trustee will vote their plan shares as recommended by our Board of Directors on all matters listed in this proxy statement.

Vote Required for Approval

A quorum is necessary to conduct the business of the meeting. This means that holders of at least a majority of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person. Shares represented by broker non-votes are counted in determining the quorum at the meeting, but are not counted for voting purposes. Votes that are withheld from a director nominee are also counted in determining the quorum at the meeting, but do not count as votes in determining the election of directors. An executed proxy that fails to specify a choice on any matter will be voted in accordance with the recommendation of the Board of Directors. Votes are tabulated by National City Bank, our transfer agent.

If a quorum is present at the meeting, the eight nominees for director receiving the highest number of “For” votes will be elected as directors. Votes may be cast “For” or withheld from a director nominee.

The favorable vote of a majority of the votes cast, provided the total votes actually cast represent at least a majority of the votes entitled to be cast at the meeting, is required to approve the 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2003 Directors’ Plan”) and the 2003 IKON Office Solutions, Inc. Employee Equity Incentive Plan (the “Employee Plan”) for all purposes, including the shareholder approval requirements under Section 162(m) of the Internal Revenue Code, as amended (referred to herein as the “Code”) and Section 422 of the Code. Member firms of the New York Stock Exchange have authority to vote on these proposals as routine items and, therefore, need not decline to vote in the absence of voting direction from an investor. Abstentions from voting on these matters will be treated as votes against these proposals.

I.    ELECTION OF DIRECTORS

Nominees for Election as Directors

A Board of Directors consisting of eight directors is proposed to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The eight nominees, together with brief biographies, are listed below. All of the nominees are currently directors of IKON. James J. Forese, a current member of the Board of Directors, has advised us that he will not stand for re-election to the Board of Directors at the meeting. The Board of Directors is not aware that any nominee named in this proxy statement will be unable or unwilling to accept nomination or election. If any nominee becomes unable to accept nomination or election, the persons named in the proxy card will vote for the election of any other person that the Board of Directors may recommend. The Board of Directors unanimously recommends a vote “For” the election of the eight nominees listed below.

Name	Principal occupation or employment for past five years	Age	Director Since
Judith M. Bell	Managing Partner, Bell Retail Group (1994-Present); Consulting Director, USGA Foundation (1999-Present); Managing Partner, Bell’s Market West, Inc. (1978-2000); Proprietor, The Men’s Shop at the Broadmoor (1973-1999); Co-Proprietor, A Short Story Inc. (1962-1999); President, United States Golf Association (1996-1997) (Ms. Bell is also a trustee of the El Pomar Foundation)	66	1998

Philip E. Cushing	Chairman, DCI Biologicals, Inc., a leading independent blood plasma collection business headquartered in New York (2002-Present); Chairman, Paragon Print and Packaging Limited, a United Kingdom food packaging manufacturer (2002-Present); Chairman, Pelican Restaurants Limited (2001-2002); Group Chief Executive, The Vitec Group plc, a British-based manufacturer of equipment for the photographic and broadcast industries (2000-2001); Group Chief Executive, Inchcape plc, a British-based international distribution business (1996-1999)	52	1997

Matthew J. Espe	President, Chief Executive Officer, and director of IKON (2002-Present); President and Chief Executive Officer of GE Lighting (2000-2002); President of GE Plastics—Europe (1999-2000); President of GE Plastics—Asia (1998-1999); and Director, Commercial Operations of GE Plastics—Europe (1996-1997) (Mr. Espe also serves on the Advisory Board of the University of Idaho)	44	2002

Thomas R. Gibson	Chairman and Co-founder (1994-Present), interim Chief Executive Officer (September 2001-December 2001) and Chairman, Co-founder and Chief Executive Officer (1994-2000), Asbury Automotive Group (comprised of almost 100 regional dealership groups headquartered in Stamford, CT); President and Chief Executive Officer, Spectacor Management Group, a stadium and arena management company (1992-1994); President and Chief Operating Officer, Subaru of America (1985-1992)	60	1999

Name	Principal occupation or employment for past five years	Age	Director Since

Richard A. Jalkut	President and Chief Executive Officer, U.S. TelePacific Corp. (2002-Present); Lead Independent Director (2000-Present), Non-Executive Chairman, IKON (1998-2000); President and Chief Executive Officer, PathNet, a telecommunications company reorganized under Chapter 11 of the federal bankruptcy code (1997-2001); President and Group Executive, Nynex Telecommunications Group (1992-1997) (Mr. Jalkut is also a director of Covad Corporation, HSBC-USA and Birch Telecom, Inc.)	58	1996

Arthur E. Johnson	Senior Vice President, Corporate Strategic Development, Lockheed Martin Corporation (1999-Present); President and Chief Operating Officer, Lockheed Martin Information and Services Sector (1997-1999); President, Lockheed Martin Systems Integration Group (1997); President, Lockheed Martin Federal System (1996-1997); Group Vice President, Loral Federal System (1994-1996)	55	1999

Kurt M. Landgraf	President, Educational Testing Service (2000-Present); Executive Vice President and Chief Operating Officer, E.I. DuPont de Nemours & Company (1998-2000); Chairman of DuPont Europe and The DuPont Pharmaceutical Company (1997-2000); Executive Vice President, DuPont U.S. (1997-1998); Chief Financial Officer, E.I. DuPont de Nemours & Company (1996-1997); President and Chief Executive Officer, The DuPont Merck Pharmaceutical Company (1993-1996) (Mr. Landgraf is also a director of aaiPharma, Inc. and NDC Health Corporation)	56	2000

Marilyn Ware	Chairman of the Board (1988-Present), Chairman of Executive Committee (1989-Present), American Water Works Company, Inc.; sole member of Bhill LLC (the General Partner of Waterworks Associates, L.P.) (2002-Present); sole member of Bunker LLC (the General Partner of Ware Associates, L.P.) (2001-Present); Manager, Amworks, LLC (1996-Present); Chief Executive Officer, Ware Family Office (1991-Present); General Partner, Waterworks Associates, L.P. (1998-2002); General Partner, Ware Associates, L.P. (1998-2001) (Ms. Ware is also a director of CIGNA Corporation)	59	2000

Committees of the Board of Directors; Meetings

There are five standing committees of the Board of Directors: the Audit Committee, the Corporate Governance Committee, the Human Resources Committee, the Investment and Strategy Committee and the Executive Committee, each described below. Between meetings of the Board of Directors, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board of Directors, sometimes act by unanimous written consent.

The Audit Committee is chaired by Mr. Landgraf. Its other members are Messrs. Cushing and Gibson. The Audit Committee functions are to (i) review the report of our independent auditors relating to their audit of the financial statements of IKON, and (ii) review and discuss internal financial controls and accounting procedures with both the independent auditors and our internal auditors. The Audit Committee met five times during the fiscal year ended September 30, 2002. Additional information about the Audit Committee is contained in the Audit Committee Report on page 30 of this proxy statement.

The Corporate Governance Committee is chaired by Mr. Gibson. Its other members are Messrs. Jalkut, Johnson and Landgraf. The Corporate Governance Committee functions are to (i) review and evaluate, and make recommendations to the Board of Directors concerning, nominees for election as members of the Board of Directors of IKON, (ii) evaluate and recommend appropriate committees of the Board and to recommend to the Board of Directors those directors to be selected for membership on the various committees of the Board of Directors, (iii) determine the compensation of non-employee directors, and (iv) set and implement policies regarding corporate governance matters. The Corporate Governance Committee considers stockholder suggestions for nominees for director. Suggestions should be submitted to our Secretary, with the recommended candidate’s biographical data and written consent to nomination and to serving, if elected, no later than the date by which stockholder proposals for action must be submitted. We describe the procedures for submitting stockholder proposals in the section of this proxy statement entitled “Shareholder Proposals” on page 31. The Corporate Governance Committee was created by resolution of the Board of Directors on October 22, 2002 and therefore did not meet during the fiscal year ended September 30, 2002.

The Human Resources Committee is chaired by Mr. Johnson. Its other members are Mr. Jalkut, Ms. Bell and Ms. Ware. The Human Resources Committee functions are to (i) assist the Board of Directors in fulfilling its responsibilities to shareholders relating to succession planning for the Chief Executive Officer and the other executive officers of IKON, (ii) evaluate the performance of our Chief Executive Officer, and (iii) set policies regarding executive compensation and determine the salaries and other compensation of each of our executive officers (see the section of this proxy statement entitled “Human Resources Committee Report on Executive Compensation” beginning on page 8). The Human Resources Committee has all of the powers and exercises all of the duties of the Board of Directors as described in our stock option, stock purchase, deferred compensation and other similar plans. The Human Resources Committee met five times during the fiscal year ended September 30, 2002.

The Investment and Strategy Committee is chaired by Mr. Cushing. Its other members are Messrs. Gibson, Johnson and Landgraf. The Investment and Strategy Committee functions are to (i) review and approve acquisitions and divestitures of businesses and to recommend to the Board of Directors the issuance of stock or debt with respect to those transactions, (ii) approve capital expenditures, and (iii) review investment-related activity and business strategy and direction of IKON. The Investment and Strategy Committee met two times during the fiscal year ended September 30, 2002.

The Executive Committee is chaired by Mr. Espe. Its other members are Messrs. Gibson and Jalkut. The Executive Committee has been granted and exercises the powers of the Board of Directors between regular meetings of the Board of Directors. The Executive Committee did not meet during the fiscal year ended September 30, 2002.

Currently, Mr. Forese is the Chairman of the Board of Directors, and Mr. Jalkut is the Lead Independent Director. Effective February 25, 2003, Mr. Espe will serve as the Chairman of the Board of Directors and Mr. Gibson as the Lead Independent Director.

During the fiscal year ended September 30, 2002, the Board of Directors met eight times. Each director attended at least 75% of the total number of the meetings of the Board of Directors and the meetings of all committees on which he or she served.

Security Ownership

The table below shows how much of our common stock was beneficially owned as of December 1, 2002 (unless a different date is indicated) by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table on page 11 of this proxy statement, (iii) each person known by IKON to beneficially own more than 5% of our common stock and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Ownership
Judith M. Bell	103,530	(1)	*
Philip E. Cushing	79,465	(2)	*
Matthew J. Espe	0		*
James J. Forese	2,501,699	(3)	1.7
David M. Gadra	152,818	(4)	*
Thomas R. Gibson	108,478	(5)	*
Richard A. Jalkut	177,130	(6)	*
Arthur E. Johnson	91,498	(7)	*
Kurt M. Landgraf	94,769	(8)	*
Dennis P. LeStrange	291,803	(9)	*
Don H. Liu	174,384	(10)	*
William S. Urkiel	276,446	(11)	*
Marilyn Ware	29,359	(12)	*
All current directors and executive officers as a group	4,340,721	(13)	3.0
Capital Research and Management Company	15,300,000	(14)	10.6
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Barrow Hanley Mewhinney & Strauss, Inc.	9,165,760	(15)	6.4
3232 McKinney Avenue, 15th Floor
Dallas, TX 75204-2429

*	Less than 1% of IKON’s total outstanding common stock.
(1)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 92,541 shares of common stock. Also includes 350 shares of restricted stock that are expected to vest on or before January 30, 2003 and 5,419 deferred stock units accrued under the Amended and Restated 2000 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2000 Directors’ Plan”).

(2)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 67,111 shares of common stock. Also includes 430 shares of restricted stock that are expected to vest on or before January 30, 2003 and 2,550 deferred stock units accrued under the 2000 Directors’ Plan.

(3)	Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 2,285,173 shares of common stock.
(4)	Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 135,742 shares of common stock.
(5)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 83,378 shares of common stock. Also includes 6,835 deferred stock units accrued under the 2000 Directors’ Plan.

(6)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 159,229 shares of common stock. Also includes 430 shares of restricted stock that are expected to vest on or before January 30, 2003 and 4,062 deferred stock units accrued under the 2000 Directors’ Plan.

(7)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 83,378 shares of common stock. Also includes 6,169 deferred stock units accrued under the 2000 Directors’ Plan.

(8)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 86,169 shares of common stock. Also includes 5,822 deferred stock units accrued under the 2000 Directors’ Plan.

(9)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 243,287 shares of common stock. Also includes 6,667 shares of restricted stock that are expected to vest on or before January 30, 2003.

(10)	Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 148,334 shares of common stock.
(11)	Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 224,000 shares of common stock.
(12)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 24,461 shares of common stock. Also includes 3,548 deferred stock units accrued under the 2000 Directors’ Plan.

(13)
Includes options (exercisable as of December 1, 2002 or within 60 days thereof) to purchase 3,825,220 shares of common stock. Also includes 19,544 shares of restricted stock that are expected to vest on or before January 30, 2003 and 34,405 deferred stock units accrued under the 2000 Directors’ Plan.

(14)	Based on information provided by the shareholder as of November 14, 2002.
(15)	Based on information provided by the shareholder as of September 30, 2002.

PERFORMANCE OF IKON COMMON STOCK

The following graph compares the cumulative total shareholder return of IKON common stock with the cumulative total return of: (i) the Russell 2000 Index and (ii) an industry peer group consisting of the following companies: Danka Business Systems PLC, Global Imaging Systems, Inc., Hewlett-Packard Company, Lexmark International, Inc., Pitney Bowes Inc., and Xerox Corporation. Cumulative total shareholder return is measured by assuming an investment of $100 made on October 1, 1997 (with dividends reinvested). Lanier Worldwide, Inc., which previously had been included, has been eliminated from IKON’s industry peer group because it was merged out of existence in January 2001.

EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

IKON’s executive compensation program is administered by the Human Resources Committee of the Board of Directors, which has responsibility for all aspects of the compensation program for the executive officers of IKON. The Human Resources Committee is composed of the directors listed at the end of this report, none of whom is an employee of IKON and each of whom qualifies as a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an outside director for purposes of Section 162(m) of the Code.

A key objective of the Human Resources Committee is to consider, establish and administer programs that attract and retain key executives, and to align their compensation with IKON’s performance, business strategies and growth in shareholder value. To this end, the Human Resources Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy that includes the following elements:

—A “pay-for-performance” orientation under which compensation reflects corporate and individual performance;

—An emphasis on stock incentives to closely align the interests of executives with the long-term interests of shareholders;

—An emphasis on total compensation under which base salaries are generally set at or near competitive levels, determined by assessing compensation against companies in IKON’s industry and against similarly sized organizations, but which motivates and rewards executives with total compensation, including incentive programs, at or above competitive levels if corporate and/or individual performance is superior;

—An appropriate balance of short-term and long-term compensation that facilitates retention of talented executives, rewards long-term strategic planning, and encourages IKON stock ownership; and

—Recognition that selective use of executive employment, noncompete and change-in-control agreements will enable IKON to attract and retain talented key executives, and will enable management to place its exclusive focus on strategic planning and operational issues affecting the business.

As a matter of policy, the Human Resources Committee has structured IKON’s executive compensation plans so that cash and option awards under those plans generally will be excluded from compensation to which the $1,000,000 deduction limit of Section 162(m) of the Code applies, subject to consideration of other corporate objectives.

The primary components of IKON’s executive compensation program are (a) base salaries; (b) annual cash incentive bonus opportunities; (c) long-term incentive opportunities; and (d) executive employment, noncompete and change-in-control agreements.

Base Salaries

Base salaries for executive officers are established at the beginning of the term of each executive’s employment contract based on a comparison to competitive market levels for the executive’s job function. During the term of the contract, the executive’s base salary is subject to adjustment on the basis of individual and corporate performance, as well as competitive, inflationary and internal equity considerations. Prior to expiration of the contract term, the Human Resources Committee evaluates the executive’s contribution to IKON, makes a determination as to whether to continue the executive in his or her current position, and reviews the executive’s current base salary (in light of current market levels and the executive’s performance) to determine whether such base salary should be adjusted.

In determining the compensation of IKON’s executives, the Human Resources Committee has considered the relevant market not to be limited to the companies included in the industry peer group reflected in the stock performance graph on page 7 of this proxy statement. Because of IKON’s distribution focus, the companies considered to be comparable to IKON for compensation purposes have historically included a broad cross-section of companies that are representative of distribution companies generally.

In setting the annualized base salary for fiscal 2002 of $825,000 for Mr. Forese, President and Chief Executive Officer during fiscal 2002 until August 28, 2002, and the annualized base salary for fiscal 2002 of $725,000 for Mr. Espe, President and Chief Executive Officer beginning August 28, 2002, the Human Resources Committee evaluated the factors described above, which are used for setting compensation generally.

Annual Incentive Bonus

Annual incentive bonus payments to executive officers are awarded pursuant to the IKON Office Solutions, Inc. Annual Bonus Plan, and are based on individual and corporate performance compared to the targets established for the year. The annual incentive bonus opportunity for executive officers is established in an amount equal to a percentage of base salary. For fiscal 2002, the Human Resources Committee determined that corporate annual incentive bonus targets for executive officers, including the individuals named in the Summary Compensation Table on page 11 of this proxy statement, will be based on achievement of revenue, operating income and cash flow targets for IKON. If either corporate or individual performance exceeds any of the established performance targets during a fiscal year, executive officers’ bonuses may exceed the annual incentive bonus targets.

For fiscal 2002, Mr. Forese received an annual incentive bonus of $1,020,525, which represents 123.7% of his fiscal 2002 annual incentive bonus target amount, based on achievement of 96.6% of IKON’s established revenue growth target, 106.5% of IKON’s established operating income target and 135% of IKON’s established cash flow target. For the other executive officers named in the Summary Compensation Table on page 11 of this proxy statement, other than Mr. Espe, bonus awards for fiscal 2002 were based on IKON’s performance described above, as well as business unit and individual objective performance criteria. Mr. Espe received an annual incentive bonus of $407,813, which was calculated as 75% of his annual incentive bonus target amount for fiscal 2002, and was made pursuant to his employment agreement in recognition of the fact that Mr. Espe forfeited a similar compensation opportunity from his previous employer.

Long Term Incentive Compensation

LTIP Awards

Awards are granted pursuant to the IKON Office Solutions, Inc. Long Term Incentive Compensation Plan (referred to herein as the “LTIP”) and vest only if certain performance and other criteria are met. The executive’s entitlement to receive an award under the LTIP is based on the achievement of objective financial and operating performance goals over successive three-year periods (with a new three-year period beginning every fiscal year), and awards, if vested, are distributed at the end of each of those three-year periods. The awards for the 2001-2004 performance period for Mr. Espe and Mr. Forese as well as the other executive officers named in the Summary Compensation Table are disclosed in the Long Term Incentive Awards in Last Fiscal Year table on page 13 of this proxy statement. Pursuant to the terms of his employment contract, Mr. Espe is also eligible to receive a prorated LTIP award with a target opportunity of $217,500 for the period from October 1, 2000 through September 30, 2003.

Restricted Stock Awards

Restricted stock awards are granted pursuant to the LTIP, and vest if the executive remains in the continuous employment of IKON through the applicable vesting date. Such awards are made to reward performance that contributes to IKON’s success, and to attract, motivate and retain qualified senior executives. The shares of IKON common stock underlying the restricted stock award generally are issued and distributed in equal annual installments over a three-year period beginning on the third anniversary of the grant date, as long as the executive remains a full-time active employee of IKON on the applicable distribution date. During fiscal 2002, none of the individuals named in the Summary Compensation Table on page 11 of this proxy statement, other than Mr. Espe and Mr. Forese, received restricted stock awards.

Stock Options

Stock options are granted as a reward for past performance and as motivation for future performance that maximizes shareholder value. Stock options are generally granted for 10-year terms and vest over specified employment periods. Stock options generally have an exercise price equal to the fair market value of IKON common stock on the date of grant.

On December 14, 2001, Mr. Forese, as well as all of the other executive officers named in the Summary Compensation Table, other than Mr. Espe, received an option grant as an incentive for future performance. Pursuant to his employment contract, Mr. Espe received an option grant as an incentive for future performance effective August 28, 2002. The amounts of those option grants are set forth in the Option Grants in Last Fiscal Year table on page 12 of this proxy statement.

Employment Contracts

The Human Resources Committee believes that the selective use of employment, noncompete and change-in-control contracts provides leadership continuity, which benefits IKON’s shareholders and employees and safeguards IKON against the risks associated with former key executives entering into certain competitive business or employment relationships. In addition, these contracts allow senior management to focus exclusively on strategic planning and financial and operational issues affecting the business, and create an incentive for executives to perform in a manner that will contribute to shareholder value and future growth. Accordingly, noncompete agreements are in place with Messrs. Espe, Forese, Gadra, LeStrange, Liu, Urkiel and certain other senior executives. In addition, change-in-control arrangements are in place with certain other senior executives, including all of the current executives named in the Summary Compensation Table on page 11 of this proxy statement. For further information on executive employment, noncompete and change-in-control contracts see the section entitled “Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements” beginning on page 14 of this proxy statement.

Summary of Compensation Philosophy

The Human Resources Committee is firmly committed to the ongoing review and evaluation of IKON’s executive compensation practices. The Human Resources Committee believes that its ongoing review will ensure that IKON’s pay practices are in keeping with the practices of comparable companies and will ensure that such practices create significant performance incentives for executives while maximizing shareholder value.

The Human Resources Committee of the Board of Directors

Judith M. Bell
Richard A. Jalkut
Arthur E. Johnson (Chairman)
Marilyn Ware

Summary of Executive Compensation

The following table shows compensation paid during the last three fiscal years to Matthew J. Espe, our President and Chief Executive Officer; James J. Forese, our former President and Chief Executive Officer; and each of our next four most highly compensated executive officers as of September 30, 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation

				Awards		Payouts

Name And Principal Position(1)	Fiscal Year	Salary($)	Bonus($)	Securities Underlying Options(#)	Restricted Stock Awards($)(2)	LTIP Payouts ($)(3)	All Other Compensation ($)(4)

Matthew J. Espe President and Chief Executive Officer(5)	2002	66,923	407,813	300,000	2,624,500	0	0

James J. Forese Chairman and Former President and Chief Executive Officer	2002 2001 2000	825,000 825,000 825,000	1,020,525 627,000 712,800	310,400 741,500 191,000	168,315 63,210 1,180,506	0 518,750 0	7,370 6,834 26,334

David M. Gadra Former Senior Vice President and Chief Information Officer	2002 2001 2000	300,000 300,000 290,000	265,955 81,700 141,960	30,000 115,000 0	0 0 162,500	0 0 0	7,370 6,834 6,834

Dennis P. LeStrange Senior Vice President, IKON North America	2002 2001 2000	392,188 385,000 335,000	358,730 110,200 194,000	75,000 186,000 0	0 0 291,250	0 0 0	7,370 6,834 13,879

Don H. Liu Senior Vice President, Secretary and General Counsel	2002 2001 2000	330,000 330,000 300,000	272,140 83,600 135,200	60,000 125,000 0	0 0 162,500	0 0 0	7,370 6,834 6,834

William S. Urkiel Senior Vice President and Chief Financial Officer	2002 2001 2000	420,000 420,000 400,000	389,655 119,700 232,800	75,000 186,000 0	0 0 195,000	0 0 0	7,370 7,792 76,821

(1)
During the second half of fiscal 2000, Mr. Forese assumed the additional position of Chairman. On August 28, 2002, pursuant to the terms of Mr. Forese’s employment agreement and in connection with the hiring of Mr. Espe as President and Chief Executive Officer, Mr. Forese stepped down as President and Chief Executive Officer. Mr. Espe assumed the position of President and Chief Executive Officer on August 28, 2002. Mr. Forese retired from the Company on October 1, 2002, and Mr. Gadra retired from the Company on October 2, 2002.

(2)
As of September 30, 2002, the total number and value, respectively, of restricted shares held by these executives were: Mr. Espe: 290,000 ($2,285,200); Mr. Forese: 166,251 ($1,310,058); Mr. Gadra: 35,000 ($275,800); Mr. LeStrange: 50,001 ($394,008); Mr. Liu: 41,667 ($328,336); and Mr. Urkiel: 71,667 ($564,736). There are no voting, dividend or other rights associated with restricted shares of IKON common stock.

(3)
The value reported for Mr. Forese in 2001 is the value of the payout in cash of an award granted to him under the LTIP based on IKON’s performance for the 1999-2001 plan period, which concluded on September 30, 2001, and was based on three-year performance criteria established early in fiscal 1999. The final cash payout for Mr. Forese was determined based on financial performance criteria such as revenue growth, profit growth and profit margin growth. The Human Resources Committee also considered certain operating performance criteria such as Mr. Forese’s record and leadership abilities as IKON’s Chairman and Chief Executive Officer, his success in implementing corporate initiatives to restructure IKON, reduce costs and increase organizational discipline during the three-year period, and other operational performance successes.

(4)
Amounts for fiscal 2001 and 2002 represent the value of shares of IKON common stock purchased with matching company contributions under IKON’s 401(k) Plan, calculated as of the date of purchase. Commencing with fiscal 2001, the Summary Compensation Table does not include any amounts of perquisites or other personal benefits not required to be reported by the rules and regulations of the Securities and Exchange Commission.

(5)	For a discussion of Mr. Espe’s bonus, stock option and restricted stock awards, please see the description of his employment contract beginning on page 16 of this proxy statement.

Option Grants

The following table shows stock options granted during the fiscal year ended September 30, 2002 to the executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date	Grant Date Present Value ($/Sh)
Matthew J. Espe	300,000	8.94	9.05	8/28/12	3.90	(3)
James J. Forese	310,400	9.25	11.45	12/14/11	5.33	(4)
David M. Gadra	30,000.89		11.45	12/14/11	5.33	(4)
Dennis P. LeStrange	75,000	2.23	11.45	12/14/11	5.33	(4)
Don H. Liu	60,000	1.79	11.45	12/14/11	5.33	(4)
William S. Urkiel	75,000	2.23	11.45	12/14/11	5.33	(4)
(1)
Mr. Espe’s nonqualified stock options were granted on August 28, 2002. The nonqualified stock options to the other executives were granted on December 14, 2001. The options become exercisable in equal one-third increments beginning on the first anniversary of the date of grant.

(2)	The exercise price equals the fair market value of IKON common stock on the date of grant.
(3)
These values were calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) exercise of an option in the third year after its grant; (b) 3.31% expected risk-free rate of return; (c) 53.6% expected volatility; and (d) 1.77% expected dividend yield.

(4)
These values were calculated using the Black-Scholes option valuation methodology, based on the following assumptions: (a) exercise of an option in the third year after its grant; (b) 4.52% expected risk-free rate of return; (c) 54.6% expected volatility; and (d) 1.40% expected dividend yield.

Option Exercises

The following table shows fiscal year-end values of options held by each of the executive officers named in the Summary Compensation Table at September 30, 2002. None of those executive officers exercised any options during fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable(1)
Matthew J. Espe	0	0	0/300,000	0/0
James J. Forese	0	0	1,021,340/1,263,833	1,441,858/2,693,711
David M. Gadra	0	0	78,376/121,699	206,236/412,463
Dennis P. LeStrange	0	0	147,421/227,866	333,560/667,120
Don H. Liu	0	0	86,667/173,333	224,168/448,331
William S. Urkiel	0	0	137,000/249,000	333,560/667,120
(1)
Value of unexercised options equals the difference between the fair market value of IKON common stock (based on the stock’s closing price on the New York Stock Exchange on September 30, 2002) and the exercise prices of the options.

Long Term Incentive Awards

The following table shows information about grants of incentive awards under IKON’s LTIP made in fiscal 2002 to the executive officers named in the Summary Compensation Table.

Long Term Incentive Awards in Last Fiscal Year

Name	Target Amount of Performance Incentive Award ($)(1)	Performance or Other Period Until Maturation or Payment	Estimated Future Payouts ($)(2)

			Threshold	Target	Maximum
Matthew J. Espe	217,500	10/1/00—9/30/03	21,750	217,500	435,000
	435,000	10/1/01—9/30/04	21,750	435,000	870,000
James J. Forese	1,760,000	10/1/01—9/30/04	88,000	1,760,000	3,520,000
David M. Gadra	175,000	10/1/01—9/30/04	8,750	175,000	350,000
Dennis P. LeStrange	425,000	10/1/01—9/30/04	21,250	425,000	850,000
Don H. Liu	325,000	10/1/01—9/30/04	16,250	325,000	650,000
William S. Urkiel	425,000	10/1/01—9/30/04	21,250	425,000	850,000
(1)
Represents the potential cash value of the target LTIP award granted, which, if earned and vested, will entitle each executive officer listed to receive a payout in cash or shares of IKON common stock. Payouts under the LTIP will be based on achievement of target growth in IKON’s earnings per share over a period from October 1, 2001 to September 30, 2004. Mr. Espe was granted a prorated incentive award under the LTIP based on achievement of target growth in IKON’s earnings per share over a period from October 1, 2000 to September 30, 2003, as more fully described in the description of Mr. Espe’s employment contract beginning on page 16 of this proxy statement.

(2)
Amounts listed for 10/1/00-9/30/03 awards are for achievement between 17% and 52% of earnings per share growth. Amounts listed for 10/1/01-9/30/04 awards are for achievement between 24% and 74% of earnings per share growth.

Pension Plan and Supplemental Retirement Plans

IKON employees who are United States residents and who meet certain age and service requirements (other than certain individuals who are employed by IKON Office Solutions Technology Services, LLC) are participants in a pension plan (the “Pension Plan”), which provides to eligible retired employees at age 65 annual pension benefits equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the employee’s last ten years of participation in the Pension Plan which yield the highest average. All Pension Plan costs are paid by IKON, and the Pension Plan and benefits payable under it are funded on an actuarial basis.

IKON also sponsors a non-qualified Supplemental Executive Retirement Plan (“SERP”). Coverage under the SERP is limited to participants in the Pension Plan who are not commissioned sales employees and whose benefits under the Pension Plan are limited because of (a) restrictions imposed by the Code on the amount of benefits which may be paid from a tax-qualified plan, (b) restrictions imposed by the Code on the amount of an employee’s compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (c) any reductions in the amount of compensation taken into account under the Pension Plan because of an employee’s participation in certain deferred compensation plans sponsored by IKON or one of its participating subsidiaries. The SERP provides for a supplement to the annual pension paid under the Pension Plan to participants who attain early or normal retirement under the Pension Plan or who suffer a total and permanent disability while employed by IKON or one of its participating subsidiaries and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant’s compensation for purposes of the Pension Plan because of his or her participation in certain deferred compensation plans of IKON or one of its participating subsidiaries. The maximum amount of annual compensation upon which the supplement may be based is $500,000 per participant.

The following table shows estimated annual retirement benefits that would be payable to participants under IKON’s Pension Plan and, if applicable, the SERP, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefits are not subject to any deduction for Social Security benefits.

Estimated Annual Retirement Benefits

	Years of Credited Service
Final Average Compensation	5	10	20	30	35
$200,000	$10,000	$20,000	$40,000	$60,000	$70,000
250,000	12,500	25,000	50,000	75,000	87,500
300,000	15,000	30,000	60,000	90,000	105,000
400,000	20,000	40,000	80,000	120,000	140,000
500,000 or above	25,000	50,000	100,000	150,000	175,000

Covered compensation under the Pension Plan and SERP of the executive officers named in the Summary Compensation Table includes salary and annual incentive bonus as set forth in the Summary Compensation Table. The years of credited service as of September 30, 2002 for the executive officers named in the Summary Compensation Table were: Matthew J. Espe—0 years; James J. Forese—6.8 years; David M. Gadra—6.2 years; Dennis P. LeStrange—14.8 years; Don Liu—3.6 years; and William Urkiel—3.4 years.

Change-in-Control Arrangements, Executive Employment Contracts and Severance Arrangements

Change-in-Control Arrangements—Employee Benefit Plans and Executive Arrangements

IKON’s stock option plans, deferred compensation plans, long-term incentive plan and supplemental executive retirement plan provide for accelerated vesting (and, for certain plans, accelerated payout of benefits) for all participants upon a change-in-control. In addition, accelerated vesting is provided to participants in IKON’s 401(k) plan and Pension Plan upon a change-in-control followed by the participant’s involuntary employment termination within two years following the change-in-control.

IKON has authorized change-in-control agreements with senior executive officers and other key executives. For Messrs. LeStrange, Liu and Urkiel, the agreements provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control) followed by the executive’s involuntary termination of employment (or termination of employment by the executive for good reason) within two years after such change-in-control, the executive will receive the following: (i) full vesting in IKON’s restricted stock, stock options, retirement and deferred compensation plans (if participating in such plans), (ii) the executive’s annual incentive bonus opportunity for the year in which termination occurs, prorated to the date of termination, (iii) a severance benefit equal to two times salary and two times annual incentive bonus opportunity, (iv) continued group hospitalization, health, dental, life and disability insurance and participation in other employee benefit plans for two years, (v) an amount equal to the benefit associated with two years of credited service under IKON’s pension plans, (vi) an amount equal to the value of two years of company contributions under the 401(k) plan (if participating), and (vii) reimbursement for excise taxes (if any) payable as a result of benefits received upon a change-in-control. In the event that the terms of any employee benefit plan require vesting or payment upon an earlier date than the executive’s change-in-control agreement, the earlier date will prevail. The change-in-control agreements further provide that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control), followed by the executive’s involuntary termination of employment (or termination by the executive for good reason) within two years following the change-in-control, any noncompete restrictions otherwise applicable to the executive shall be void.

The employment contract for Mr. Espe contains change-in-control provisions that are identical to the provisions in the executive change-in-control arrangements described above, except that, upon involuntary employment termination (or termination by the executive for good reason) within two years following a change-in-control, Mr. Espe will receive a severance benefit equal to three times salary, three times maximum annual incentive bonus opportunity and a pro rata annual incentive bonus for the year of termination. Mr. Espe will also receive continued group hospitalization, health, dental, life and disability insurance and participation in other employee benefit plans for three years, and will receive an amount equal to three years of company contributions or credited service under IKON’s 401(k) plan and pension plans. Mr. Espe will also be entitled to the continued right to exercise each outstanding stock option for the lesser of two years or the remainder of its stated term. Mr. Espe will also be entitled to receive an accelerated long-term incentive plan payout for all outstanding plan periods. Mr. Espe’s change-in-control agreement further provides that, in the event of a change-in-control (or, in some circumstances, a potential change-in-control), followed by Mr. Espe’s involuntary termination of employment (or termination by Mr. Espe for good reason) within two years following the change-in-control, any noncompete restrictions otherwise applicable to Mr. Espe shall be void.

Executive Employment Contracts and Severance Arrangements

The following describes the executive employment contracts and severance arrangements which are in place for the current executives named in the Summary Compensation Table on page 11.

James J. Forese

Mr. Forese executed an amended employment contract with IKON effective March 13, 2002. Mr. Forese’s annualized salary for fiscal 2002 was $825,000. The contract provided that Mr. Forese was eligible for an annual bonus opportunity based on his annual salary (subject to achievement of applicable performance goals). Mr. Forese was also eligible to receive awards pursuant to IKON’s long-term incentive program with a target opportunity of at least 90% (and a maximum opportunity of at least 180%) of his base salary (upon achievement of certain performance goals), and a corresponding option grant. For the period from October 1, 2001 through September 30, 2004, Mr. Forese received LTIP target awards as set forth in the Long Term Incentive Awards in Last Fiscal Year table on page 13.

Under the amended employment agreement, Mr. Forese’s employment would terminate by expiration of the term under the following terms and conditions: (i) if a new Chief Executive Officer was hired on or before October 1, 2002, Mr. Forese’s employment would terminate as of October 1, 2002; (ii) if a new Chief Executive Officer was hired after October 1, 2002 but before the February 2003 shareholders’ meeting, Mr. Forese’s employment would terminate as of the date that the new Chief Executive Officer commenced employment; and (iii) if a new Chief Executive Officer was not hired until after the February 2003 shareholders’ meeting, Mr. Forese’s employment would terminate as of the date of that meeting. Upon termination for expiration of term, Mr. Forese was entitled to: (i) base salary through the termination date; (ii) his fiscal 2002 annual incentive award, to the extent earned; (iii) the immediate vesting of all outstanding stock options, which options would remain exercisable for a period of five years or the term of the option, whichever is shorter; (iv) vesting of all Long Term Incentive Plan awards, with payout on such awards to be made, to the extent earned, at the time that other senior executives receive their awards; (v) vesting and distribution of 96,250 shares of restricted stock as of October 1, 2002 (with forfeiture of the remaining 70,001 outstanding shares of restricted stock); (vi) a lump sum payment of $500,000; and (vii) continuation of health and medical benefits through December 31, 2002.

Matthew J. Espe

Mr. Espe executed a three-year employment contract with IKON effective August 28, 2002, subject to annual automatic renewal provisions after expiration of the initial term unless either Mr. Espe or IKON provides notice of an intention not to renew. Mr. Espe’s annualized salary for fiscal 2002 was $725,000, subject to annual increase at the discretion of the Human Resources Committee of the Board of Directors. Mr. Espe is eligible to earn an annual incentive bonus with a target bonus opportunity of at least 75% of annual base salary and a maximum bonus opportunity of at least 150% of his annual base salary (subject to achievement of applicable performance goals). Mr. Espe is entitled to two years of credited service under the SERP for each year of credited service he earns under the Pension Plan, subject to a maximum benefit under the SERP equal to 35% of average annual compensation. In connection with the signing of the contract, Mr. Espe was awarded: (i) a cash payment of $850,000 (to be paid on January 15, 2003); (ii) a sign-on grant of options to purchase 300,000 shares of common stock; and (iii) a sign-on grant of 290,000 shares of restricted stock. The options are scheduled to vest as follows: 50% on August 28, 2005 and the balance on August 28, 2007. The restricted shares are scheduled to vest as follows: 125,000 shares on August 28, 2005, 125,000 shares on August 28, 2007, and 40,000 shares on Mr. Espe’s 65th birthday. Mr. Espe is also eligible to receive awards pursuant to IKON’s long-term incentive program with a target opportunity of at least 90% (and a maximum opportunity of at least to 180%) of his base salary (upon achievement of certain performance goals), and a corresponding option grant. For the period from October 1, 2000 through September 30, 2003, Mr. Espe is eligible to receive a prorated LTIP award with a target opportunity of $217,500, and for the period from October 1, 2001 through September 30, 2004, Mr. Espe is eligible to receive a prorated LTIP award with a target opportunity of $435,000, as set forth in the Long Term Incentive Awards in Last Fiscal Year table on page 13.

If Mr. Espe voluntarily terminates employment during the term of the contract (in circumstances that do not constitute a constructive termination without cause), or is terminated for cause, no severance benefit is provided and Mr. Espe shall forfeit all stock options not exercisable on the termination date. Absent a change-in-control (or, in certain circumstances, a potential change-in-control), if Mr. Espe’s employment is terminated without cause (or due to constructive discharge without cause) under his employment agreement, Mr. Espe will receive: (i) base salary continuation through the second anniversary of his termination date, (ii) a pro rata annual incentive bonus for the year of termination, (iii) annual incentive bonus opportunity for a two-year period after termination, (iv) the right to exercise any outstanding stock option for a one-year period following employment termination or the option’s stated term, whichever is shorter, all such options to become fully exercisable as of the termination date, (v) the vesting of all restricted stock (other than those 40,000 shares scheduled to vest on Mr. Espe’s 65th birthday), (vi) an accelerated long-term incentive plan payout for all outstanding plan periods, (vii) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans), and (viii) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans through the second anniversary of his termination date. If Mr. Espe’s employment is terminated for death or disability, under his employment agreement Mr. Espe (or, if applicable, his estate) will receive: (i) base salary continuation through the month of termination; (ii) a pro rata annual incentive bonus for the year of termination; (iii) the right to exercise any outstanding stock option for a 12-month period following employment termination, all such options to become fully exercisable as of the termination date; (iv) the vesting of all restricted stock (other than the 40,000 shares scheduled to vest on Mr. Espe’s 65th birthday); (v) pro rata long-

term incentive plan payments; (vi) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); and (vii) (if for disability) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans for a two-year period following termination. Mr. Espe is also eligible to take advantage of certain provisions that are currently available on a general basis under IKON’s stock option plans, provided such provisions remain in effect as of the date of Mr. Espe’s termination, including: (i) a one-year continued vesting/exercisability period in the event of termination without cause (applicable to senior executives only); and (ii) a five-year continued vesting/exercisability period in the event of termination for disability or retirement (which is subject to certain additional restrictions). Mr. Espe is subject to noncompetition and nonsolicitation restrictions upon employment termination, although such noncompetition restrictions will be void under certain circumstances following a change-in-control or potential change-in-control.

Finally, Mr. Espe’s employment contract contains certain additional provisions regarding payment of benefits upon employment termination following a change-in-control (or, in certain circumstances, a potential change-in-control), which are further described in the section above entitled “Change-in-Control Arrangements—Employee Benefit Plans and Executive Arrangements,” beginning on page 14 of this proxy statement.

Other Senior Executive Officers

Each of IKON’s other senior executive officers named in the Summary Compensation Table on page 11 of this proxy statement has executed a two-year employment contract, subject to annual automatic renewal provisions after expiration of the initial term unless either the senior executive or IKON provides notice of an intention not to renew. Each contract provides for a minimum annual base salary and a minimum target annual incentive bonus opportunity. If any executive officer’s employment is involuntarily terminated by IKON without cause under his employment agreement, he will receive: (i) base salary continuation through the second anniversary of his termination date; (ii) a pro rata annual incentive bonus for the year of termination; (iii) annual incentive bonus opportunity for a two-year period after termination; (iv) continued vesting/exercisability period on outstanding stock options for a one-year period after termination; (v) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); and (vi) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage and other employee benefit plans through the second anniversary of the termination date. If any senior executive officer’s employment is terminated due to death or disability, under his employment agreement he (or, if applicable, his estate) will receive: (i) base salary continuation through the month of termination; (ii) a pro rata annual incentive bonus for the year of termination; (iii) the right to exercise any outstanding stock option for a 12-month period following employment termination, all such options to become fully exercisable as of the termination date; (iv) the vesting of all restricted stock; (v) full vesting in IKON’s retirement and deferred compensation plans (if participating in such plans); and (vi) (if for disability) continued participation in medical, dental, vision, hospitalization, disability and life insurance coverage for a two-year period following termination. Each of the senior executive officers identified above is also eligible to take advantage of certain provisions that are available on a general basis under IKON’s stock option plans, including: (i) a one-year continued vesting/exercisability period in the event of termination without cause (applicable to senior executives only); and (ii) a five-year continued vesting/exercisability period in the event of termination for disability or retirement (which is subject to additional restrictions). Unless otherwise determined by the Human Resources Committee of the Board of Directors or except as set forth in this proxy statement, all unvested options will be forfeited upon any termination of employment (other than due to death, disability, retirement, termination without cause or a change-in-control), and each executive officer is subject to noncompetition and nonsolicitation restrictions upon employment termination, although such noncompetition restrictions will be void under certain circumstances following a change-in-control (or, in certain circumstances, a potential change-in-control).

Mr. LeStrange’s employment contract was effective January 1, 2002 and provides for a target annual incentive bonus opportunity of at least $290,000. Mr. Liu’s employment contract is effective March 15, 2001 and provides for a target annual incentive bonus opportunity of at least $220,000. Pursuant to Mr. Liu’s employment contract, he received a grant of 25,000 shares of restricted stock payable over a period of five years in three equal annual installments commencing March 15, 2002, as long as Mr. Liu remains continuously employed with IKON through each distribution date. Mr. Liu also received a one-time special grant of 40,000 stock options (“Special Stock Options”) and a regular grant of 35,000 stock options as of March 15, 1999, each grant exercisable over a period of five years in five equal annual installments commencing on March 15, 2000. Mr. Urkiel’s employment contract is effective May 10, 2001 and provides a target annual incentive bonus opportunity of at least $315,000. Pursuant to Mr. Urkiel’s employment contract, he received a grant of 50,000 shares of restricted stock distributable as follows: (ii) 25,000 shares over a period of five years in three equal annual installments commencing May 10, 2002, (ii) 12,500 shares on May 10, 2004, and (iii) 12,500 shares on May 10, 2009, as long as Mr. Urkiel remains continuously employed with IKON through each distribution date. Mr. Urkiel also received a one-time special grant of 50,000 Special Stock Options and a regular grant of 75,000 stock options as of May 10, 1999, each grant exercisable over a period of five years in five equal annual installments commencing on May 10, 2000. In addition, for each of Mr. Liu and Mr. Urkiel, upon involuntary termination of employment by IKON without cause, all shares of their respective restricted stock described above shall immediately vest and the Special Stock Options shall become fully exercisable for a period of two years following the termination date. Mr. Gadra’s employment with IKON terminated on October 2, 2002. In connection with his termination, Mr. Gadra received severance benefits pursuant to the terms of his employment contract.

Directors’ Compensation

IKON’s 2002 directors’ compensation year began on February 1, 2002 and will end on January 31, 2003. From February 1, 2002 through May 31, 2002, the directors were compensated pursuant to the 2000 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2000 Directors’ Plan”), which was amended and restated by the Board of Directors effective June 1, 2002. For the remainder of the 2002 directors’ compensation year, beginning June 1, 2002, the directors are compensated pursuant to the terms of the amended 2000 Directors’ Plan.

Compensation under the 2000 Directors’ Plan for the period from February 1, 2002 through May 31, 2002

All non-employee directors received a base director’s fee of $30,000 per year for service on the Board of Directors, but prorated for the period from February 1, 2002 through May 31, 2002. No attendance fees were paid for attendance at regularly scheduled Board and committee meetings from February 1, 2002 through May 31, 2002. Each committee chair received a fee of $3,000 per year, but prorated for the period from February 1, 2002 through May 31, 2002, and Mr. Jalkut received a fee of $35,000 per year for serving as Lead Independent Director, but prorated for the period from February 1, 2002 through May 31, 2002. All of IKON’s non-employee directors elected to receive their directors’ fees for the period from February 1, 2002 through May 31, 2002 in the form of options to purchase IKON common stock (as further described below under the section entitled “Option Grants in Respect of Directors’ Fees”), except that Mr. Cushing and Ms. Ware elected to receive all their fees in cash and Mr. Jalkut elected to receive 50% of his fees in cash.

Option Grants in Respect of Directors’ Fees

The 2000 Directors’ Plan enabled non-employee directors of IKON to receive all or a portion of their directors’ fees in the form of options to purchase IKON common stock. Under the 2000 Directors’ Plan, the exercise price of the options equaled 100% of the fair market value of IKON common stock on the date of grant, with 25% of the exercise price payable with directors’ fees applied to the option exercise price at the time of grant, and the remaining 75% payable in cash upon exercise. The 2000 Directors’ Plan provided for an annual grant of stock options to each director who had filed with IKON an election to receive options in lieu of all or a portion of his or her Board and/or committee fees. The options are exercisable for 20 years (except in the case of death), but generally may not be exercised before the 12-month anniversary of the date of grant.

Annual Option Grant

In addition to the above options, each non-employee director received an automatic annual grant of options to purchase 7,000 shares of IKON common stock pursuant to the 2000 Directors’ Plan, but prorated for the period from February 1, 2002 through May 31, 2002. The options were granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. The options were immediately exercisable and remain exercisable for a period of 10 years from the date of grant.

Restricted Stock Awards

Each non-employee director also received an annual award of 1,750 shares of restricted stock, but prorated for the period from February 1, 2002 through May 31, 2002, which vest 20% per year beginning on the first anniversary of the date of grant.

Compensation under the amended 2000 Directors’ Plan for the period from June 1, 2002 through January 31, 2003

Beginning in June 2002, all non-employee directors receive a base director’s fee of $35,000 per year for service on the Board of Directors, which is paid out on a quarterly basis. A $1,500 attendance fee is paid for attendance at any regularly scheduled or special Board meetings, and a $1,000 attendance fee is paid for attendance at any regularly scheduled or special committee meetings. In addition, each committee chair receives an annual fee of $5,000. All of IKON’s non-employee directors elected to receive their directors’ fees in the form of deferred stock units (as further described below under the section entitled “Deferred Stock Unit Grants in Respect of Directors’ Fees”), except that Mr. Cushing elected to receive all his fees in cash, Ms. Ware elected to receive all attendance fees and 50% of her base director’s fee in cash and Mr. Jalkut elected to receive his base director’s fee in cash.

Deferred Stock Unit Grants in Respect of Directors’ Fees

The amended 2000 Directors’ Plan enables non-employee directors of IKON to receive all or a portion of their directors’ fees in the form of deferred stock units. The number of deferred stock units that a non-employee director is entitled to receive is determined by dividing the amount of the directors’ fees that the non-employee director has elected to receive as deferred stock units by the fair market value of a share of IKON common stock on the date of grant. The amended 2000 Directors’ Plan provides for grants of deferred stock units to each director who has filed with IKON an election to receive deferred stock units in lieu of all or a portion of his or her Board and/or committee fees. The shares of IKON common stock underlying the deferred stock units are generally issuable to the non-employee director holding the deferred stock units when he or she ceases to be a member of the Board of Directors.

Annual Deferred Stock Unit Grants

Each non-employee director receives an annual grant of deferred stock units entitling the non-employee director to receive that number of deferred stock units determined by dividing $35,000 by the fair market value of a share of IKON common stock as of the date of grant pursuant to the amended 2000 Directors’ Plan. The shares of IKON common stock underlying the deferred stock units are generally issuable to the non-employee director holding the deferred stock units when he or she ceases to be a member of the Board of Directors.

Annual Option Grant

In addition to the above deferred stock units, pursuant to the amended 2000 Directors’ Plan each non-employee director receives an annual grant of options to purchase that number of shares of IKON common stock determined by dividing $35,000 by the per-option value, calculated based on the Black-Scholes valuation method, as adjusted from time to time. These options are granted at an exercise price equal to the fair market value of IKON common stock on the date of grant. These options are immediately exercisable and remain exercisable for a period of 10 years from the date of grant.

Compensation for Service of CEO Selection Committee

The Board determined that Messrs. Gibson, Jalkut and Johnson be paid a $1,000 attendance fee for their attendance at any meeting of the CEO Selection Committee, which was formed by the Board solely for the purpose of assisting the Board in identifying and selecting a successor to Mr. Forese upon his retirement. The Board also determined that Mr. Gibson be paid $5,000 for his service as the CEO Selection Committee’s chairman. The CEO Selection Committee met five times during the fiscal year ended September 30, 2002, and each meeting was attended by all members of the committee. Messrs. Gibson, Jalkut and Johnson were each paid $5,000 in fees for their attendance at the meetings of the CEO Selection Committee.

II.    ADOPTION OF 2003 IKON OFFICE SOLUTIONS, INC.
NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

The Board of Directors proposes and recommends that the shareholders approve the 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan (the “2003 Directors’ Plan”), which provides for the granting of stock options, restricted stock and deferred stock units to directors who are not employees of the Company. The Company estimates that a maximum of sixteen individuals may be eligible to participate in the 2003 Directors’ Plan.

General

The 2003 Directors’ Plan was adopted by the Board of Directors on December 9, 2002, subject to shareholder approval. Only non-employee directors of IKON may receive grants under the 2003 Directors’ Plan. A total of 1,000,000 shares of IKON’s common stock are to be reserved for issuance under the 2003 Directors’ Plan, subject to adjustment for subsequent stock splits, stock dividends and other changes in IKON’s common stock. Upon the exercise of an option or the distribution of IKON’s common stock underlying deferred stock units, IKON may issue new shares or treasury shares. If an option, restricted stock award or deferred stock unit granted under the 2003 Directors’ Plan expires, terminates or is cancelled, exchanged or surrendered for any reason, the shares which were not issued will again become available for issuance under the 2003 Directors’ Plan.

Administration

The 2003 Directors’ Plan will be administered by the Board, which has the authority to grant stock options, restricted stock and/or deferred stock units, determine the terms and conditions of such grants and exercise all other powers as set forth in the 2003 Directors’ Plan.

Options to be Granted Pursuant to the 2003 Directors’ Plan

The 2003 Directors’ Plan provides for two types of option awards that may be granted to non-employee directors of IKON: i) an annual grant of options to purchase that number of shares of IKON common stock determined by dividing $35,000 by the per-option value, calculated based on the Black-Scholes valuation method (“Annual Options”), as adjusted from time to time; and ii) options that may be granted in the Board’s discretion (“Discretionary Options”). The exercise price for Annual Options is equal to 100% of the fair market value of IKON’s common stock on the date of grant. The exercise price for Discretionary Options is determined by the Board at the time of grant, but shall not be less than the fair market value of IKON’s common stock on the date of grant. The 2003 Directors’ Plan prohibits any modification to any outstanding options prospectively or retroactively which may reduce or have the effect of reducing the per share exercise price of any outstanding options.

Deferred Stock Units to be Granted Pursuant to the 2003 Directors’ Plan

The 2003 Directors’ Plan provides for three types of deferred stock unit awards that may be granted to non-employee directors: (i) an annual grant of deferred stock units entitling the non-employee director to receive that number of deferred stock units determined by dividing $35,000 by the fair market value of a share of IKON’s common stock as of the date of grant (“Annual Deferred Stock Unit Award”); (ii) deferred stock units that may be granted in the Board’s discretion (“Discretionary Deferred Stock Units”); and (iii) deferred stock units that a director may elect to receive in lieu of director’s fees (“Retainer Deferred Stock Units”).

Restricted Stock to be Granted Pursuant to the 2003 Directors’ Plan

The 2003 Directors’ Plan provides for restricted stock grants of common stock that may be made in the Board’s discretion to non-employee directors of IKON. The terms of any restricted stock grants are generally set by the Board at the time of the grant. The maximum aggregate number of shares of common stock that may be subject to restricted stock grants made under the 2003 Directors’ Plan may not exceed 250,000 shares, subject to adjustment for subsequent stock splits, stock dividends and other changes in IKON’s common stock.

Change-in-Control and Adjustments in Capitalization

The 2003 Directors’ Plan provides that, in the event of a change-in-control or potential change-in-control (as defined in the 2003 Directors’ Plan), all outstanding stock options will become fully exercisable, outstanding restricted stock awards will vest, and all deferred stock units will be distributed. The 2003 Directors’ Plan further provides that, in the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, recapitalization or other similar event affecting the outstanding shares of IKON’s common stock, the maximum number and kind of shares that may be issued under the 2003 Directors’ Plan, the number of shares with respect to which future options and awards are to be granted, the number and kind of shares subject to then outstanding options, restricted stock, and deferred stock units, and the price for each share subject to any then outstanding options will be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to such change in the shares and the same aggregate option price.

Tax Consequences

Options to be granted under the 2003 Directors’ Plan are nonqualified stock options, which are not entitled to special tax treatment under Section 422 of the Code. Generally, there are no tax consequences to IKON or to a non-employee director when a nonqualified stock option is granted. When such an option is exercised, the excess of the then fair market value of the shares over the exercise price of the option will constitute ordinary income to the non-employee director and IKON will be entitled to deduct an equal amount as compensation expense.

Generally, there are no tax consequences to IKON or to a non-employee director when a deferred stock unit is granted. When the common stock underlying the deferred stock unit is distributed, the director will recognize ordinary income in the amount of the fair market value of the common stock underlying the deferred stock unit at the time of the distribution, and IKON will be entitled to deduct an equal amount as compensation expense.

If a non-employee director makes an election to receive Retainer Deferred Stock Units instead of director’s fees before the period in which the fees are earned, then the non-employee director will not recognize income on the date the fees would otherwise be paid. The non-employee director will recognize ordinary income at the time of the distribution of the common stock underlying the deferred stock unit in the same manner as other deferred stock units, i.e. in the amount of the fair market value of the common stock underlying the deferred stock unit at the time of the distribution of the common stock underlying the deferred stock unit. However, if a non-employee director makes an election to receive Retainer Deferred Stock Units after the period in which the fees are earned, the non-employee director will recognize income on the date the fees would otherwise be paid. IKON will generally be entitled to a corresponding deduction at the time the non-employee director recognizes income.

Upon disposition of the shares acquired pursuant to an option exercise or pursuant to the distribution of common stock underlying a deferred stock unit award, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the basis in the shares, which will include the amount previously recognized as ordinary income. The capital gain holding period will commence on the date the shares are acquired pursuant to the exercise of an option or distribution of the common stock underlying the deferred stock units.

Generally, there are no tax consequences to IKON or to a non-employee director when a restricted stock award is granted. When the award vests, the non-employee director will recognize ordinary income in the amount of the fair market value of the common stock underlying the award at the time of vesting, and IKON will be entitled to deduct an equal amount as compensation expense. If there are no restrictions on the restricted stock at the time of grant, the non-employee director will recognize ordinary income in the amount of the fair market value of the common stock underlying the award at the time of grant, and IKON will be entitled to deduct an equal amount as compensation expense. Upon disposition of the shares acquired pursuant to a restricted stock award, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the basis in the shares, which will include the amount previously recognized as ordinary income. The capital gain holding period will commence on the date the shares are acquired pursuant to the vesting of the restricted stock award.

A non-employee director may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares on the date of grant. This election is referred to as a “Section 83(b) election.” IKON, generally, will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by a non-employee director upon a later disposition of the shares will be capital gain or loss. If a non-employee director elects to make a Section 83(b) election at the time of any award and then forfeits the shares, he or she will not be entitled to any tax deduction or tax refund with respect to the tax previously paid.

The foregoing is not a complete summary of income tax consequences to the non-employee director or IKON, and does not purport to address the effects of foreign, state or local law or wage withholding requirements.

Amendment or Termination of the 2003 Directors’ Plan

The Board may amend the 2003 Directors’ Plan in any manner and at any time, and may terminate the 2003 Directors’ Plan in whole or in part; provided, however, that no such amendment or termination may materially impair the rights of any person with respect to a grant under the 2003 Directors’ Plan without such person’s consent, other than as set forth in the 2003 Directors’ Plan.

Term of 2003 Directors’ Plan

No option, restricted stock award or deferred stock unit may be granted under the 2003 Directors’ Plan after December 9, 2012, but options and awards outstanding as of such date shall continue to be governed by the terms of the 2003 Directors’ Plan.

2003 Directors’ Plan Benefits

Under the Company’s current directors’ compensation program, the Company expects that each current non-employee director of IKON will receive, on an annual basis, the following equity grants pursuant to the 2003 Directors’ Plan: (i) a grant of options to purchase that number of shares of IKON common stock determined by dividing $35,000 by the per-option value, calculated based on the Black-Scholes valuation method, and (ii) a grant of deferred stock units entitling the non-employee director to receive that number of deferred stock units determined by dividing $35,000 by the fair market value of a share of IKON common stock as of the date of grant. Although there are currently seven non-employee directors, IKON’s Code of Regulations provides that there may be a maximum of sixteen directors of the Company (including any employee directors). Because any future grant of Discretionary Options or Discretionary Deferred Stock Units is elective or discretionary in nature, the Company is unable to estimate any future amount of such awards that may be granted pursuant to the 2003 Directors’ Plan.

Availability of 2003 Directors’ Plan Document

The full text of the 2003 Directors’ Plan is included as Exhibit A to this proxy statement.

Board Recommendation

The Board believes that the adoption of the 2003 Directors’ Plan will enable the Company to provide significant equity-based incentives to non-employee directors who are expected to contribute materially to IKON’s future success. Accordingly, the Board unanimously recommends approval of the 2003 Directors’ Plan by the shareholders.

III.    ADOPTION OF 2003 IKON OFFICE SOLUTIONS, INC.
EMPLOYEE EQUITY INCENTIVE PLAN

The Board of Directors proposes and recommends that the shareholders approve the 2003 IKON Office Solutions, Inc. Employee Equity Incentive Plan (the “2003 Employee Plan”), which provides for the granting of stock options and restricted stock awards to executive officers and other employees of the Company and its subsidiaries. Shareholders are requested to approve the 2003 Employee Plan to ensure that incentive stock options granted under the 2003 Employee Plan will qualify as incentive stock options under Section 422 of the Code and that grants intended to qualify as performance-based compensation under Section 162(m) of the Code will qualify as performance-based compensation. The Company estimates that, as of November 30, 2002, there were approximately 32,700 individuals eligible to participate in the 2003 Employee Plan.

General

The 2003 Employee Plan was adopted by the Board effective December 9, 2002, subject to shareholder approval. Only employees of the Company and its subsidiaries may receive grants under the 2003 Employee Plan. A total of 5,000,000 shares of common stock are to be reserved for issuance under the 2003 Employee Plan, subject to adjustment for subsequent stock splits, stock dividends and other changes in IKON’s common stock. Upon the exercise of an option or the vesting of a restricted stock award under the 2003 Employee Plan, IKON may issue new shares or treasury shares. If an option or restricted stock award granted under the 2003 Employee Plan expires, terminates or is cancelled, exchanged or surrendered for any reason, the shares which were not issued will again become available for issuance under the 2003 Employee Plan. The 2003 Employee Plan limits the number of shares subject to stock options and restricted stock awards that may be granted to any one person to an aggregate of 500,000 shares in any fiscal year, subject to adjustment as described below.

Administration

The 2003 Employee Plan will be administered by the Human Resources Committee of the Board of Directors of IKON (the “Committee”), or such other committee as the Board may from time to time designate, which committee will be composed of not less than two “disinterested persons” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended and who also qualify as “outside directors” for purposes of Section 162(m) of the Code.

Options to be Granted Pursuant to the 2003 Employee Plan

The Committee will determine the employees to whom options will be granted, the dates of grant, the type of option, the number of shares to be subject to each option, the price to be paid for the shares upon the exercise of each option, the period within which each option may be exercised and the other terms and conditions of options, provided, that the exercise price of options granted under the 2003 Employee Plan shall not be less than the fair market value of IKON common stock on the date of grant. The Committee has the authority to determine which persons exercise such functions or discharge such responsibilities as to merit consideration as possible optionees under the 2003 Employee Plan. The Committee determines whether to grant options qualifying as

“incentive stock options” under Section 422 of the Code (hereinafter referred to as “ISOs”) or options which do not so qualify (hereinafter referred to as “nonqualified options”), or a combination of both. The 2003 Employee Plan prohibits any modification to any outstanding options prospectively or retroactively which may reduce or have the effect of reducing the per share exercise price of any outstanding options.

Restricted Stock Awards to be Granted Pursuant to the 2003 Employee Plan

Restricted Stock awards granted under the 2003 Employee Plan may be granted in the form of restricted or unrestricted shares of IKON’s common stock, units payable in IKON’s common stock or cash, or other stock-based awards as determined by the Committee. The Committee shall determine the employees to whom restricted stock awards shall be granted, the dates of grant, the number of shares and/or the value of cash to be subject to each restricted stock award, the vesting provisions applicable to each restricted stock award, and the other terms and conditions of the restricted stock award. The Committee has the authority to determine which persons exercise such functions or discharge such responsibilities as to merit consideration as possible recipients of restricted stock awards under the 2003 Employee Plan. The maximum aggregate number of shares of common stock that may be subject to restricted stock awards made under the 2003 Employee Plan may not exceed 1,250,000 shares, subject to adjustment for subsequent stock splits, stock dividends and other changes in IKON’s common stock.

The 2003 Employee Plan permits the Committee to grant restricted stock awards as performance-based compensation under Section 162(m) of the Code and to establish objective performance goals that must be met with respect to restricted stock awards. The Committee will determine the performance periods for the performance goals. Prior to, or soon after, the beginning of the performance period, the Committee will establish in writing the performance goals that must be met, the amounts to be paid if the performance goals are met, and any other conditions. A restricted stock award granted to any employee as performance-based compensation may not exceed 500,000 shares of IKON’s common stock or have an aggregate value of Common Stock and cash exceeding $5,000,000 for any fiscal year in a performance period.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures applicable to a business unit or the performance of IKON and its subsidiaries as a whole, or a combination of the two: stock price, earnings per share, net earnings or profits, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Change-in-Control and Adjustments in Capitalization

The 2003 Employee Plan provides that, in the event of a change-in-control, all outstanding stock options will become fully exercisable and outstanding restricted stock awards will fully vest. In addition, in the event of a change-in-control, the Committee may (i) require employees to surrender their outstanding options in exchange for a payment, in cash or IKON common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of IKON common stock subject to the employee’s unexercised options exceeds the option price of the options, (ii) after giving employees the opportunity to exercise their outstanding options, terminate any or all unexercised options, or (iii) upon a change-in-control where IKON is not the surviving company (or survives as a subsidiary of another corporation) provide for the assumption or substitution of outstanding options. The 2003 Employee Plan provides that after a change-in-control the automatic provisions relating to a change-in-control cannot be modified.

The 2003 Employee Plan further provides that, in the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, recapitalization or other similar event affecting the outstanding shares of IKON’s common stock, the maximum number and kind of shares that may be issued under the 2003 Employee Plan, the number and kind of shares subject to then outstanding options and restricted stock awards, and the price for each share subject to then outstanding options will be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to such change in the shares and the same aggregate option price.

Tax Consequences

Nonqualified Stock Options

Nonqualified stock options are not entitled to special tax treatment under Section 422 of the Code. Generally, there are no tax consequences to IKON or to an optionee when a nonqualified option is granted. When such an option is exercised, the excess of the then fair market value of the shares over the exercise price of the option will constitute ordinary income to the optionee and IKON will be entitled to deduct an equal amount as compensation expense. Upon disposition of the shares by the optionee, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the optionee’s basis in the shares, which will include the amount previously recognized as ordinary income. The capital gain holding period will commence on the date the optionee acquires the shares pursuant to the option.

ISOs

It is intended that grants of ISOs under the 2003 Employee Plan will meet the requirements for treatment as such under Section 422 of the Code, and that the stock option awards evidencing ISOs contain such terms and provisions as will, in the judgment of the Committee, permit such treatment. Under the Code, an optionee does not recognize federal taxable income upon the grant and generally upon exercise of an ISO and IKON is not entitled to a tax deduction. Upon disposition of the shares by the optionee, long-term or short-term capital gain or loss, as the case may be, will be recognized; provided the optionee held the shares subject to the ISO for the longer of two years from the date of grant and one year from the transfer of the shares to the optionee upon exercise of the ISO (the “ISO holding period”). The capital gain or loss, as the case may be, will equal the difference between the amount realized on such disposition and the amount the optionee paid to exercise the option. The capital gain holding period will commence on the date the optionee acquires the shares pursuant to the option. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price (the “spread”) will generally be included in alternative minimum taxable income for purposes of the alternative minimum tax calculation for the year in which the ISO is exercised. If the optionee does not meet the ISO holding period with respect to the disposition of shares acquired pursuant to an ISO, the optionee will recognize ordinary income equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. Any additional gain as of the date of disposition of the shares will be subject to capital gains tax.

Restricted Stock Awards

Generally, there are no tax consequences to IKON or to a recipient when a restricted stock award is granted. When such award vests or is distributed, the recipient will recognize ordinary income in the amount of the fair market value of the common stock underlying the award at the time of vesting or distribution, and IKON will generally be entitled to deduct an equal amount as compensation expense. If there are no restrictions on the restricted stock at the time of grant or distribution, the employee will recognize ordinary income in the amount of the fair market value of the common stock underlying the award at the time of grant or distribution, and IKON will generally be entitled to deduct an equal amount as compensation expense. Upon disposition of the shares acquired pursuant to the vesting of a restricted stock award, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the basis in the shares, which will include the amount previously recognized as ordinary income. The capital gain holding period will commence on the date the shares are acquired pursuant to the vesting of the restricted stock award. If a restricted stock award granted as units is payable in cash, the recipient will recognize ordinary income at the time the units are paid equal the value of the cash received and IKON will generally be entitled to deduct an equal amount as compensation expense.

A recipient may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares at the date of grant. This election is referred to as a “Section 83(b) election.” IKON, generally, will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by a recipient upon a later disposition of the shares will be capital gain or loss. If a recipient elects to make a Section 83(b) election at the time of any award and then forfeits the shares, he or she will not be entitled to any tax deduction or tax refund with respect to the tax previously paid.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation. IKON intends that options granted under the 2003 Employee Plan and restricted stock awards granted under the 2003 Employee Plan that are conditioned upon achievement of objective performance goals, will qualify as “performance-based compensation,” although other grants not meeting these requirements under the 2003 Employee Plan may not so qualify.

The foregoing is not a complete summary of income tax consequences to the employee or IKON, and does not purport to address the effects of foreign, state or local law or wage withholding requirements.

Amendment or Termination of the 2003 Employee Plan

The Committee may amend or terminate the 2003 Employee Plan at any time; provided, however, that no such amendment or termination may materially impair the rights of any person with respect to a grant under the 2003 Employee Plan without such person’s consent, other than as set forth in the 2003 Employee Plan.

Term of 2003 Employee Plan

No option or restricted stock award may be granted under the 2003 Employee Plan after December 9, 2012, but options and awards outstanding as of such date shall continue to be governed by the terms of the 2003 Employee Plan.

2003 Employee Plan Benefits

No grants under the 2003 Employee Plan have been made. It is not possible at the present time to predict the number of grants that will be made or who will receive grants under the 2003 Employee Plan.

Availability of 2003 Employee Plan Document

The full text of the 2003 Employee Plan is included as Exhibit B to this proxy statement.

Board Recommendation

The Board believes that the adoption of the 2003 Employee Plan will enable the Company to provide significant equity-based incentives to employees and executive officers who are expected to contribute materially to IKON’s future success. Accordingly, the Board unanimously recommends approval of the 2003 Employee Plan by the shareholders.

Equity Compensation Plan Information

The following table sets forth information about IKON’s common stock that may be issued under all of IKON’s existing equity compensation plans as of September 30, 2002, including the 2000 Executive Incentive Plan, 2000 Non-Employee Directors’ Compensation Plan, 1995 Stock Option Plan, Long Term Incentive Compensation Plan, 2000 Employee Stock Option Plan, and Stock Award Plan, but does not include the proposed 2003 Directors’ Plan and 2003 Employee Plan:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants or rights	(b) Weighted- average exercise price of outstanding options, warrants or rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category
Equity compensation plans approved by security holders (1)	8,076,540	$13.88	4,115,980
Equity compensation plans not approved by security holders (2)	7,726,593	$ 6.09	964,991
Total	15,803,133	$10.07	5,080,971

(1)    Shareholder Approved Plans

In October 1999, the Company adopted the 2000 Executive Incentive Plan (the “2000 Executive Plan”), which provides for the granting of stock options and restricted stock to officers and other key executives of the Company. The 2000 Executive Plan was approved by the shareholders of the Company in February 2000. The aggregate number of shares of common stock for which options may be granted or which may be issued as restricted stock under the 2000 Executive Plan is 1,000,000 shares, subject to adjustment for changes to IKON’s common stock. The maximum number of shares of common stock for which options may be granted, or which may be issued as restricted stock, to any one employee during any calendar year under the 2000 Executive Plan is an aggregate of 500,000 shares, subject to adjustment for changes to IKON’s common stock. The term of incentive stock options may not exceed ten years. The exercise price of the stock options may not be less than 100% of the fair value of one share of IKON’s common stock on the date of grant if the option is intended to be an incentive stock option. The Board of Directors determines the terms of any restricted stock grants, including the date of grant, the number of shares to be subject to each restricted stock grant and the vesting provisions applicable to each restricted stock grant. As of September 30, 2002, 300,000 options were outstanding under the 2000 Executive Plan, none of which were exercisable, and no shares of restricted stock were outstanding under the 2000 Executive Plan.

In October 1999, the Company adopted the 2000 Directors’ Plan, which provides for the granting of stock options, restricted stock and deferred stock units to non-employee directors of the Company. The 2000 Directors’ Plan was approved by the shareholders of the Company in February 2000. The aggregate number of shares of common stock for which options may be granted or which may be issued as restricted stock or deferred stock units under the 2000 Directors’ Plan is 1,000,000 shares, subject to adjustment for changes to IKON’s common stock. The term of incentive stock options may not exceed ten years. The exercise price of the stock options may not be less than 100% of the fair value of one share of common stock on the date of grant. The Board of Directors determines the terms of any restricted stock grants, including the date of grant, the number of shares to be subject to each restricted stock grant and the vesting provisions applicable to each restricted stock grant. The Board of Directors shall determine the terms of any deferred stock unit grant, including the date of grant, the number of shares to be subject to each deferred stock unit grant and the vesting provisions applicable to each deferred stock unit grant. As of September 30, 2002, 527,910 options were outstanding under the 2000 Directors’ Plan, of which 498,472 options were exercisable, 20,181 shares of restricted stock were outstanding under the 2000 Directors’ Plan, of which 13,650 shares vested and were distributed, and 24,991 shares of common stock underlying deferred stock units were outstanding under the 2000 Directors’ Plan, all of which shares were vested.

In January 1995, the Company adopted the 1995 Stock Option Plan, as amended and restated by the Board of Directors in January 1999 (the “1995 Plan”), which provides for the granting of stock options to executive officers and other employees of the Company. The 1995 Plan was approved by the shareholders of the Company in January 1995. The aggregate number of shares of common stock for which options may be granted under the 1995 Plan is 6,171,000 shares, subject to adjustment for changes to IKON’s common stock. The maximum number of shares of common stock for which options may be granted to any one employee during any calendar year under the 1995 Plan is an aggregate of 2,468,400 shares, subject to adjustment for changes to IKON’s common stock. The term of incentive stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% of the fair value of one share of common stock on the date of grant if the option is intended to be an incentive stock option. As of September 30, 2002, 5,538,205 options were outstanding under the 1995 Plan, of which 2,795,575 options were exercisable.

In October 1992, the Board of Directors adopted the LTIP, which provides for the granting of restricted shares of common stock to executive officers of the Company. The LTIP was amended and restated by the Board of Directors in November 1994 and approved by the shareholders of the Company in January 1995. The aggregate number of shares of common stock which may be issued as restricted stock under the LTIP is 5,000,000 shares, subject to adjustment for changes to IKON’s common stock. The Board of Directors determines the terms of any restricted stock grants, including the date of grant, the number of shares to be subject to each restricted stock grant and the objective performance goals, if any, that must be met within a specified time period in order for the grantee to receive the restricted shares. As of September 30, 2002, 829,585 shares of restricted stock were outstanding under the LTIP, 405,920 shares had vested and been distributed and 1,226,813 shares have been reserved for issuance pursuant to LTIP awards.

(2)    Non-Shareholder Approved Plans

In October 1999, the Company adopted its 2000 Employee Stock Option Plan (the “2000 Plan”), which provides for the granting of stock options to employees of the Company. The 2000 Plan has not been submitted to the Company’s shareholders for approval. The aggregate number of shares of common stock for which options may be granted under the 2000 Plan is 10,000,000 shares, subject to adjustment for changes to IKON’s common stock. The maximum number of shares of common stock for which options may be granted to any one employee during any calendar year under the 2000 Plan is an aggregate of 500,000 shares, subject to adjustment for changes to IKON’s common stock. The term of these stock options will be fixed at the time of the grant. The exercise price of these stock options will be determined by the Board of Directors. As of September 30, 2002, 7,564,488 options were outstanding under the 2000 Plan, of which 1,165,205 options were exercisable.

In October 1992, the Company adopted its Stock Award Plan (the “Stock Plan”), which provides for the granting of stock awards to executive officers, directors and other employees of the Company. The Stock Plan has not been submitted to the Company’s shareholders for approval. The Stock Plan has been discontinued, and since fiscal year 2001, the Company has not made and will not make any grants under the Stock Plan. The aggregate number of shares of common stock which could have been issued under the Stock Plan was 2,575,281 shares, subject to adjustment for changes to IKON’s common stock. As of September 30, 2002, 162,105 shares of restricted stock were outstanding under the Stock Plan.

INDEPENDENT AUDITORS

On October 23, 2001, acting on a recommendation of the Audit Committee of the Board of Directors, the Board of Directors approved the engagement of PricewaterhouseCoopers LLP (referred to here as “PwC”) as IKON’s independent accountant for the fiscal year ending September 30, 2002. Representatives of PwC are expected to be present at the annual shareholders’ meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Billed By Our Independent Accountants

Audit Fees

The aggregate fees billed by PwC for the audit of our 2002 financial statements and for the review of our financial statements included in our quarterly reports on Form 10-Q for 2002 were approximately $2,442,400.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by PwC for financial information systems design and implementation services were approximately $4,298,100.

All Other Fees

The aggregate fees billed by PwC for all other services rendered in fiscal 2002 were approximately $604,600.

In reviewing PwC’s independence, the Audit Committee of the Board of Directors considered whether the provision of the services described above, other than the services related to the audit of IKON’s annual financial statements and review of financial statements included in IKON’s quarterly reports, is compatible with maintaining PwC’s independence.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of IKON’s accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board of Directors in April 2000 and amended by the Board of Directors in October 2002. Each of the members of the Audit Committee is independent, as defined by the New York Stock Exchange listing standards. A copy of the amended Audit Committee Charter is attached to this Proxy Statement as Appendix A.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as IKON’s independent accountants. In accordance with the amended Audit Committee Charter, beginning with the appointment of the Company’s independent public accountants for the fiscal year ending September 30, 2003, the Audit Committee has the sole authority to retain and terminate the Company’s independent accountants. The Audit Committee is responsible for recommending to the Board of Directors that IKON’s financial statements be included in its annual report. The Audit Committee took a number of steps in making this recommendation for fiscal year 2002. First, the Audit Committee discussed with PwC those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with PwC the independence of PwC and received from PwC a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with IKON management and PwC, IKON’s audited consolidated balance sheets at September 30, 2002, and consolidated statements of income, cash flows and shareholders’ equity for the fiscal year ended September 30, 2002. Based on the discussions with PwC concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that IKON’s financial statements be included in its 2002 Annual Report on Form 10-K.

The Audit Committee of the Board of Directors

Philip E. Cushing
Thomas R. Gibson
Kurt M. Landgraf (Chairman)

GENERAL AND OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies will be borne by IKON. Employees of IKON may solicit proxies personally or by telephone. In addition to solicitation by mail and by employees, we have made arrangements with Georgeson Shareholder Communications, Inc. to solicit proxies at an expected cost of $9,000 (plus out-of-pocket expenses).

Shareholder Proposals

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with our Code of Regulations and regulations adopted by the Securities and Exchange Commission. For shareholder proposals to be considered by the Board of Directors for inclusion in the proxy material for the 2004 annual meeting of shareholders, they must be received by our Secretary on or before September 17, 2003. If a shareholder does not seek inclusion of a proposal in the proxy material and submits the proposal outside the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Secretary on or before December 1, 2003. If the proposal is not received by that date, the Board of Directors will be allowed to use its discretionary voting authority as to the proposal when it is raised at the annual meeting. All proposals should be addressed to IKON at P.O. Box 834, Valley Forge, PA 19482-0834, Attention: Secretary. Nothing in this paragraph shall be deemed to require us to permit presentation of a shareholder proposal or to include in our proxy materials relating to the 2004 annual meeting of shareholders any shareholder proposal that does not meet all of the requirements for presentation or inclusion established by our Code of Regulations and/or the regulations of the Securities and Exchange Commission in effect at that time.

DON H. LIU

Secretary

January 15, 2003

Appendix A

IKON OFFICE SOLUTIONS, INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee of IKON Office Solutions, Inc. (the “Company”) shall report to the Board of Directors of the Company (the “Board”) and shall assist the Board in fulfilling its responsibilities to shareholders relating to the quality and integrity of corporate accounting and reporting, internal controls and the audit process. The Committee shall, on behalf of the Board, (i) assess the independence, qualifications and performance of the Company’s internal and external audit functions, and (ii) review management’s and the auditors’ assessment of the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including the adequacy of the system of internal controls and the adequacy of financial disclosures to shareholders. Additionally, the Committee may perform other oversight functions as requested by the Board.

The Audit Committee shall report its activities to the full Board regularly and issue annually a summary report to be included in the Company’s proxy statement that discloses that the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	discussed matters outlined in SAS 61 (Communication with Audit Committees); and

•	discussed with the independent accountants their independence relative to the Company and received their annual disclosure in the form of a written affirmation.

This report shall also disclose whether the Audit Committee recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

The names of the Audit Committee members shall be printed in the Company’s proxy statement beneath the annual Audit Committee report. Also, the Audit Committee Charter shall be disclosed in the Company’s proxy statement appendix once every three years.

II.	Membership

The Audit Committee shall be composed of not less than three members, appointed annually by the Board. All of the members of the Audit Committee shall be independent directors, as such term is defined by the Securities and Exchange Commission (the “SEC”) and under the listing standards of the New York Stock Exchange and shall satisfy any other applicable regulatory requirements.

Each member of the Audit Committee shall have general knowledge about financial and auditing matters, with at least one member being a financial expert as defined by the SEC and having accounting or related management expertise as determined by the Board.

III.	Meetings and Orientation/Ongoing Training

The Audit Committee shall meet at least quarterly.

The Audit Committee shall be briefed from time to time by top management, risk managers, compliance managers, information technology leaders, and internal and external auditors on key topics, such as business

Appendix-1

and financial risks, exposures, complex transactions, operational issues, and legal or regulatory issues. New members shall, as deemed necessary, have access to the Company’s management and specific information to get the requisite background on key business practices, policies, risks and issues.

IV. Responsibilities and Duties

Relationship with Independent Accountants

•
The Audit Committee shall have the sole authority to retain and terminate independent accountants and to approve any non-audit relationship with the independent accountants. The Audit Committee shall have authority to investigate any activity of the Company, and it is empowered to retain, and determine the compensation of, persons having special competence as necessary to assist the Audit Committee in fulfilling its responsibilities.

•
Annually review the qualifications of the Company’s independent accountants. In connection with such duties, the Audit Committee shall have the sole authority to approve all audit engagement fees and terms. The Audit Committee shall affirm that the independent accountants are in fact independent by obtaining written affirmation from the independent accountants delineating all relationships between the independent accountants and the Company. The Audit Committee shall also review annually the type and extent of non-audit services performed by the independent accountants and consider their relevance to the issue of independence.

•
Provide for direct communication between the Audit Committee and the independent accountants in order to assure their independence. The independent auditors will report directly to the Audit Committee. The Audit Committee will provide immediate access through the Audit Committee Chairman for the independent accountants to report any special matters they believe should be brought to the attention of the Audit Committee. Maintain free and open communication with the independent accountants, including discussions of any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. Hold individual private sessions with the independent auditors at least quarterly.

•
Review with the independent accountants the scope and nature, as well as the rigor, of the audit process. Emphasis should be placed on their examination with regards to the accounting and financial areas where the Audit Committee, management or the accountants believe special attention should be directed.

•	Pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors.

•	Review and discuss financial statements (including quarterly financial statements) with management, internal auditors and the independent accountants. These discussions should include:

–	quality of earnings;

–	reserves and accruals;

–	all critical accounting policies;

–	suitability of accounting principles;

–	any proposed changes or developments in accounting or financial reporting practices and other significant unusual events;

–	judgmental areas;

–	audit adjustments;

–	management’s controls over the quarterly reporting process; and

–	other inquiries where appropriate.

Appendix-2

•	Review with the independent accountants:

–	significant accounting estimates and the reasonableness of the assumptions;

–	results of their audit, including their opinion on the financial statements;

–	their evaluation of the adequacy and quality of the system of internal control and controls over the financial reporting process;

–	all alternative treatments of financial information within GAAP that have been discussed with management;

–
any audit problems or difficulties and management’s response, as well as disputes, if any, with management and all other material written communications between the outside auditors and management; and

–	cooperation received from management in the conduct of the audit.

•	Annually review the management letter comments and management’s responses.

•
Clearly communicate the Audit Committee’s expectations of the independent auditors, at least on an annual basis, including the expected nature, style and timing of communications with the Audit Committee, and any request for expanded involvement in business, regulatory or other issues. Performance against those expectations shall be measured regularly.

•	Set clear hiring policies for current or former employees of the independent accountants.

Relationship with Internal Audit Department

•
Provide for direct communication between the Board and the Internal Audit Department (“Internal Audit”) in order to assure its independence. The Audit Committee will provide immediate access, through the Audit Committee Chairman, for the internal auditors to report any special matters they believe should be brought to the attention of the Audit Committee. The Audit Committee will maintain free and open communication with Internal Audit and will hold individual private sessions with Internal Audit at least quarterly.

•	Review and affirm the appointment or dismissal of the Vice President, Internal Audit.

•
Review Internal Audit’s objectives and resources, its annual budget and audit plan, including its coordination with the examination performed by the independent accountants, and its audit activity reports.

•	Review officers’ expenses and benefits for compliance with approved policies and procedures.

•
Review the results of Internal Audit activities each quarter and for the year. This review should include evaluation of the quality of internal controls and the adequacy of management’s actions to address any control weaknesses.

•
Clearly communicate the Audit Committee’s expectations of the Internal Auditors, at least on an annual basis, including the expected auditor involvement in reviewing controls, monitoring specific areas of concern, communicating with the Audit Committee, and any requests for expanded involvement in regulatory or other issues. Performance against those expectations shall be measured regularly.

Relationship with Management

•	Before publication, review the annual financial statements and related footnotes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•	Review any significant changes in accounting principles proposed by management.

Appendix-3

•	Inquire whether a second opinion regarding a significant accounting matter had been sought and, if so, discuss the accounting selected.

•	Review the significant accounting and reporting developments affecting the Company.

•	Review the quality of internal controls.

•
Maintain free and open communication with management. Discuss with the Chief Executive Officer and Chief Financial Officer prior to the filing of all periodic report matters related to officer certifications attached to such reports.

Other

•	Review periodically with management the program established to monitor compliance with the Company’s Code of Ethics.

•	Periodically review with management the status of any significant pending litigation, tax matters and other legal and compliance areas involving the Company.

•	Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•
Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	At least annually, perform self-assessment of the Audit Committee’s performance.

•	Review financial and accounting personnel succession planning within the Company.

•	Review and reassess the adequacy of the Audit Committee Charter at least annually.

V.    Continuous Flow of Information to Audit Committee Members

The Audit Committee shall identify and routinely access all relevant information necessary to carry out its responsibilities, including key operating reports of the Company. The Audit Committee shall, at its discretion, make use of outside resources including, advice and assistance from outside legal, accounting or other advisors to help review and assess such information.

Limitations

The Audit Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

******

Appendix-4

Exhibit A

2003 IKON OFFICE SOLUTIONS, INC.

NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of this 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan is to enable IKON Office Solutions, Inc. (the “Company”) to offer non-employee directors of the Company the opportunity to acquire equity interests in the Company, thereby attracting, retaining and rewarding such persons, and aligning the interests of such persons with those of the Company’s shareholders.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1    “Annual Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.1.

2.2    “Annual Deferred Stock Unit Award” shall mean the right to receive Deferred Stock Units granted pursuant to Section 7.3.

2.3    “Award” shall mean the award document evidencing the grant of an Option, Restricted Stock Award or Deferred Stock Unit Award and the terms and conditions of such grant.

2.4    “Board” shall mean the Board of Directors of the Company.

2.5    “Change-in-Control” shall mean any of the following events:

(a)    any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the then outstanding shares of Common Stock; or

(b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 9, 2002, constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on December 9, 2002 or whose appointment, election or nomination for election was so approved; or

(c)    the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

(d)    a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.

Notwithstanding the foregoing, no “Change-in-Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.6    “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7    “Common Stock” shall mean the common stock, no par value, of the Company.

2.8    “Company” shall mean IKON Office Solutions, Inc.

2.9    “Deferred Stock Unit” shall mean the right to receive one share of Common Stock.

2.10    “Deferred Stock Unit Account” shall mean the notarial account established pursuant to Article VII to record the grant of Deferred Stock Units to the Participant.

2.11    “Deferred Stock Unit Award” shall mean an Annual Deferred Stock Unit Award, Discretionary Deferred Stock Unit Award or Retainer Deferred Stock Unit Award granted pursuant to Article VII.

2.12    “Director” shall mean a member of the Board.

2.13    “Discretionary Deferred Stock Unit Award” shall mean the right to receive Deferred Stock Units granted pursuant to Section 7.4.

2.14    “Discretionary Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 6.2.

2.15    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16    “Fair Market Value” as of any date shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

2.17    “Non-Employee Director” shall mean a Director who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code) of the Company.

2.18    “Participant” shall mean a person to whom an Option, Restricted Stock Award or Deferred Stock Unit Award has been granted under this Plan.

2.19    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined under Rule 12b-2 of the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.20    “Plan” shall mean this 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan.

2.21    “Plan Year” shall mean the twelve-month period beginning each February 1 and ending on the last day of January. However, if the Company’s annual meeting of shareholders is held in a month other than January, the Board may change the Plan Year to a period that corresponds appropriately to the date of the annual meeting of shareholders.

2.22    “Potential Change-in-Control” shall mean the occurrence of any one of the following:

(a)    the Company enters into an agreement, the consummation of which will result in the occurrence of a Change-in-Control;

(b)    the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change-in-Control; or

(c)    the Board adopts a resolution to the effect that a Potential Change-in-Control has occurred.

2.23    “Retainer Deferred Stock Unit Award” shall mean the right to receive Deferred Stock Units granted pursuant to Section 7.5.

2.24    “Restricted Stock Award” shall mean the right to receive shares of Common Stock granted pursuant to Section 6.2.

2.25    “Stock Option” or “Option” shall mean an Annual Option or a Discretionary Option granted pursuant to Article VI.

ARTICLE III

ADMINISTRATION

3.1    Administration. The Plan shall be administered and interpreted by the Board. The Board may from time to time appoint a plan administrator to carry out the day-to-day duties and responsibilities relating to the Plan.

3.2    Awards. The Board shall have the full and sole authority to grant Options, Restricted Stock Awards, and Deferred Stock Unit Awards under the Plan to persons eligible under Article V according to the terms of the Plan, including the authority:

(a)    to select the Non-Employee Directors to whom Options, Restricted Stock Awards, and Deferred Stock Unit Awards may from time to time be granted, consistent with the terms of the Plan;

(b)    to determine whether and to what extent Options, Restricted Stock Awards and Deferred Stock Unit Awards or any combination thereof, are to be granted to one or more persons eligible to receive such awards under Article V, consistent with the terms of the Plan;

(c)    to determine the number of shares of Common Stock to be covered by each Option, Restricted Stock Award and Deferred Stock Unit Award, consistent with the terms of the Plan;

(d)    to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option, Restricted Stock Award or Deferred Stock Unit Award granted (including, but not limited to, the exercise price of an Option, the term of an Option, any restriction or limitation affecting the exercisability of an Option or vesting of the Restricted Stock Award and Deferred Stock Unit Award and any conditions under which the exercisability of an Option or vesting of a Restricted Stock Award or Deferred Stock Unit Award will be accelerated); and

(e)    to deal with any other matters arising under the Plan.

3.3    Guidelines. Subject to Article VIII hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Option, Restricted Stock Award or Deferred Stock Unit Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Option, Restricted Stock Award or Deferred Stock Unit Award in the manner and to the extent it shall deem necessary to carry this Plan into effect. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, the Directors and the Participants and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

SHARE LIMITATIONS

4.1    Shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 1,000,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent any Option, Restricted Stock Award or Deferred Stock Unit Award granted under this Plan expires, terminates, or is cancelled, exchanged or surrendered for any reason without having been issued as unrestricted Common Stock, the number of unissued shares shall again be available for the purposes of the Plan.

4.2    Restricted Stock Award Limit. The maximum aggregate number of shares of Common Stock that may be subject to Restricted Stock Awards made under the Plan shall not exceed 250,000 shares (subject to any increase or decrease pursuant to Section 4.3).

4.3    Adjustments. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, recapitalization, or other similar event affecting the outstanding shares of Common Stock (the “Event”), the maximum number and kind of shares that may be issued under the Plan, the number of shares with respect to which future Annual Options and Annual Deferred Stock Unit Awards are to be granted, the number and kind of shares subject to then outstanding Options and/or Restricted Stock Awards and/or Deferred Stock Unit Awards, and the price for each share subject to any then outstanding Options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price. Fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

ARTICLE V

ELIGIBILITY

5.1    Eligibility. Each person who is a Non-Employee Director is eligible to be granted Options, Restricted Stock Awards and Deferred Stock Unit Awards in accordance with the terms of this Plan.

ARTICLE VI

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

6.1    Annual Options. Each year for as long as this Plan remains in effect, each person who is elected as a Director at the Company’s annual meeting of shareholders and who is a Non-Employee Director at the time of such election shall automatically be granted an Annual Option to purchase that number of shares of Common Stock determined by dividing $35,000 by the per-option value, calculated based on the Black-Scholes valuation method, subject to adjustment as provided in Section 4.3 and/or as determined by the Board. Such options will generally be granted on the date of the first board meeting following the annual shareholders’ meeting.

6.2    Discretionary Options/Restricted Stock Awards. The Board shall have full authority to grant Discretionary Options or Restricted Stock Awards to any Non-Employee Director, including the authority:

(a)    to select the Non-Employee Directors to whom Discretionary Options or Restricted Stock Awards may from time to time be granted;

(b)    to determine whether and to what extent Discretionary Options or Restricted Stock Awards are to be granted to such Non-Employee Directors;

(c)    to determine the number of shares of Common Stock to be covered by each Discretionary Option or Restricted Stock Award; and

(d)    to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Discretionary Options or Restricted Stock Awards granted (including, but not limited to, the exercise price, the term, any restriction or limitation affecting the exercisability of the Option or vesting of the Restricted Stock Award, and any conditions under which the exercisability of the Option or vesting of the Restricted Stock Award will be accelerated).

6.3    Terms of Options. Unless otherwise determined by the Board, options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Board shall deem desirable:

(a)    Stock Option Award. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Award document, which shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

(b)    Option Price. Subject to Section 8.2, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined as follows: (i) in the case of Annual Options, the option price shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant; and (ii) in the case of Discretionary Options, the option price shall be determined by the Board at the time of grant but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Option Term. The term of each Stock Option shall be as follows: (i) in the case of Annual Options, the term shall be ten years; and (ii) in the case of Discretionary Options, the term shall be fixed by the Board at the time of grant.

(d)    Exercisability. Unless otherwise specified in a Stock Option Award document, Stock Options shall be exercisable as follows: (i) Annual Options shall be immediately exercisable beginning the day after the date of grant; and (ii) Discretionary Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant. Notwithstanding the foregoing, the Board may waive the vesting provisions of any Discretionary Option, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.

(e)    Method of Exercise. Subject to any applicable vesting provisions, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. The option price shall be paid in full by: (i) delivering cash or a check payable to the order of the Company in an amount equal to the exercise price prior to the delivery of the shares, (ii) to the extent permitted by applicable law, making arrangements for a broker-assisted exercise, (iii) making payment using shares of Common Stock owned by the Participant for at least six months preceding the exercise date and which have not been used in a stock swap in the preceding six months, or (iv) such other method as the Board may approve. Upon exercise of the Option, a stock certificate or stock certificates representing the number of shares of Common Stock to which the

Participant is entitled shall be delivered to the Participant (or, for broker-assisted exercises, to the broker, as appropriate). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to the Participant.

(f)    Termination. Unless otherwise determined by the Board, or provided in the particular Stock Option Award document, Stock Options held by a Participant who ceases to be a Director shall be exercisable as follows:

(i)    In the case of a Participant who ceases to be a Director because of death, all Options that were outstanding on the date of the Participant’s death may be exercised by the legal representative of the Participant’s estate for a period of one year after the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

(ii)    In the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), all Options that were exercisable on the date on which the Participant ceased to be a Director may be exercised by the Participant until the expiration of the stated term of the Option. Except as otherwise provided by the Board, any of the Participant’s Options that are not otherwise exercisable as of the date of the Participant’s termination as a Director for a reason other than death shall terminate as of the date of the Participant’s termination as a Director.

(iii)    Any Option not exercised during the periods specified in subsections (i) or (ii) shall terminate at the end of such period; provided, however, that the Board may accelerate the exercisability of any Option, extend the one-year period specified in subsection (i), or make such other modifications to the Stock Option, not inconsistent with legal requirements, as the Board shall, in its sole discretion, deem appropriate.

6.4    Terms of Restricted Stock Awards. Unless otherwise determined by the Board, Restricted Stock Awards granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

(a)    Restricted Stock Award. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Award document. The Restricted Stock Award document shall specify the number of shares of Common Stock subject to the Restricted Stock Award and the other terms and conditions applicable to the Restricted Stock Award. Restricted Stock Awards may be granted in the form of restricted Common Stock or units payable in Common Stock.

(b)    Vesting and Other Conditions. At the time the Restricted Stock Award is granted, the Board shall determine the vesting conditions, if any, applicable to the Restricted Stock Award, and any other conditions applicable to the Restricted Stock Award. Notwithstanding the foregoing, the Board may waive the vesting provisions or any other provisions of any Restricted Stock Award, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.

(c)    Termination. Unless otherwise determined by the Board, or provided in the particular Restricted Stock Award document, Restricted Stock Awards held by a Participant who ceases to be a Director shall be issuable as follows:

(i)    In the case of Participant who ceases to be a Director because of death, all Restricted Stock Awards that were outstanding on the date of death will be issued to the legal representative of the Participant’s estate as soon as practicable, but in no event later than one year from the date of death.

(ii)    In the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), all Restricted Stock Awards that were outstanding as of the date on which the Participant ceased to be a Director (the “Termination Date”) shall be forfeited, unless the applicable vesting date for such Restricted Stock Award is prior to the Termination Date or except as otherwise determined by the Board.

6.5    Change-in-Control.

(a)    All outstanding Stock Options shall automatically become fully exercisable and all Restricted Stock Awards shall fully vest upon the occurrence of a Potential Change-in-Control or a Change-in-Control. In no event shall this Section 6.5(a) or Sections 2.5, 2.22, 4.3, or 7.6 be subject to modification after a Potential Change-in-Control or Change-in-Control has occurred.

(b)    In addition to the foregoing provision, in the event of a Change-in-Control, the Board may take any of the following actions with respect to any or all outstanding Options: the Board may (i) require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options exceeds the option price of the Options, (ii) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate, or (iii) upon a Change-in-Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), provide that all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

ARTICLE VII

DEFERRED STOCK UNIT AWARDS

7.1    Terms of Deferred Stock Unit Awards.    Unless otherwise determined by the Board, Deferred Stock Unit Awards granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

(a)    Deferred Stock Unit Award.    Each Deferred Stock Unit Award shall be evidenced by, and subject to the terms of, a Deferred Stock Unit Award document. The Deferred Stock Unit Award document shall specify the number of shares of Common Stock subject to the Deferred Stock Unit Award and the other terms and conditions applicable to the Deferred Stock Unit Award. A Participant who receives a Deferred Stock Unit Award will have no rights as a shareholder of the Company with respect to allocations made to his or her Deferred Stock Unit Account.

(b)    Vesting and Other Conditions.    At the time the Deferred Stock Unit Award is granted, the Board shall determine the vesting conditions, if any, applicable to the Deferred Stock Unit Award, and any other conditions applicable to the Deferred Stock Unit Award. Notwithstanding the foregoing, the Board may waive the vesting provisions or any other provisions of any Deferred Stock Unit Award, in whole or in part, at any time after the date of grant, based on such factors as the Board shall, in its sole discretion, deem appropriate.

(c)    Termination.    Unless otherwise determined by the Board, or provided in the particular Deferred Stock Unit Award document, shares of Common Stock underlying the Deferred Stock Unit Awards held by a Participant who ceases to be a Director shall be issuable as follows:

(i)    In the case of a Participant who ceases to be a Director because of death, shares of Common Stock underlying all Deferred Stock Unit Awards that were outstanding on the date of death will be distributed to the legal representative of the Participant’s estate as soon as practicable, but in no event later than one year from the date of death.

(ii)    In the case of a Participant who ceases to be a Director for any other reason (including retirement because of age or disability), shares of Common Stock underlying all Deferred Stock Unit Awards that were outstanding as of the Termination Date and which have a vesting date prior to the Terminate Date will be distributed to the Participant.

(iii)    Upon the application of a Participant, the Board, in accordance with its uniform, nondiscriminatory policy, may permit the Participant to withdraw shares of Common Stock underlying some or all of his or her Deferred Stock Unit Awards after the applicable vesting date upon receipt of a written petition of the Participant’s intent to withdraw at least sixty (60) days (or such other time as permitted by the Board in its sole discretion) prior to the date of withdrawal. No withdrawal shall be made under the provisions of this Section 7.1(c)(iii) except for the purpose of enabling the Participant to meet immediate needs created by a financial hardship for which the Participant does not have other reasonably available sources of funds as determined by the Board in accordance with uniform rules. The term “financial hardship” shall include the need for funds to meet uninsured medical expenses for the Participant or his dependents (as defined in Section 152(a) of the Code), meet a significant uninsured casualty loss for the Participant or his dependents, and meet other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If a withdrawal is permitted by the Board, shares of Common Stock underlying the Deferred Stock Unit Awards shall be issued to the Participant as soon as practicable.

(iv)    Upon the application of a Participant, the Board shall permit the Participant to receive a distribution of his or her entire vested Deferred Stock Unit Account prior to the time otherwise specified in the Plan for reasons other than a financial hardship upon receipt of a written petition of the Participant’s intent to receive such a distribution at least sixty (60) days (or such other time as permitted by the Board in its sole discretion) prior to the date of the distribution. If a Participant elects to receive such a distribution pursuant to this Section 7.1(c)(iv), a penalty shall be imposed such that the value of the Participant’s Deferred Stock Unit Account, determined immediately prior to the distribution, shall be reduced by 10%.

(v)    Upon a Participant ceasing to be a Director for any reason other than death, any Deferred Stock Unit Awards that were outstanding as of the Termination Date and which have a vesting date after the Termination Date shall be forfeited except as otherwise determined by the Board.

(vi)    All distributions shall be in the form of Common Stock, except that cash shall be issued in lieu of fractional shares of Common Stock.

7.2    Establishment of Deferred Stock Unit Account.    The Company shall establish a Deferred Stock Unit Account for each Participant with respect to the grant of Deferred Stock Unit Awards under this Article VII. When a Deferred Stock Unit Award is granted, the Participant’s Deferred Stock Unit Account will be credited with the Deferred Stock Units as of the date of such Deferred Stock Unit Award. Each Participant will receive a periodic statement of the number of Deferred Stock Units in the Participant’s Deferred Stock Unit Account.

7.3    Annual Deferred Stock Unit Awards.    Each year so long as this Plan remains in effect, each person who is elected a Director at the Company’s annual meeting of shareholders and who is a Non-Employee Director at the time of such election shall automatically be granted an Annual Deferred Stock Unit Award entitling the Director to receive that number of Deferred Stock Units determined by dividing $35,000 by the Fair Market Value of a share of Common Stock as of the date of grant, subject to adjustment as provided in Section 4.3 and/or as determined by the Board.

7.4    Discretionary Deferred Stock Unit Awards.    The Board shall have full authority to grant Discretionary Deferred Stock Unit Awards to any Non-Employee Director, including the authority:

(a)    to select the Non-Employee Directors to whom Discretionary Deferred Stock Unit Awards may from time to time be granted;

(b)    to determine whether and to what extent Discretionary Deferred Stock Unit Awards are to be granted to such Non-Employee Directors; and

(c)    to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Discretionary Deferred Stock Unit Awards granted (including, but not limited to, vesting of the Deferred Stock Unit Award).

7.5    Retainer Deferred Stock Unit Awards.    Each year for as long as this Plan remains in effect, Retainer Deferred Stock Unit Awards shall be granted to any Non-Employee Director who has filed with the Company an election to receive Deferred Stock Units in lieu of cash compensation for serving on the Board (including, for purposes of this Section 7.5, attendance fees, if any, for meetings of the Board or a committee of the Board), or some portion thereof, to be earned by such Director in each Plan Year during which he or she shall serve as a Director.

7.6    Change-in-Control.    All Deferred Stock Unit Awards shall be distributed upon the occurrence of a Potential Change-in-Control or a Change-in-Control. In no event shall this Section 7.6 or Sections 2.5, 2.22, 4.3 or 6.5 be subject to modification after a Potential Change-in-Control or Change-in-Control has occurred.

ARTICLE VIII

TERMINATION OR AMENDMENT

8.1    Termination or Amendment of the Plan. The Board may at any time terminate this Plan or amend all or any part of this Plan, prospectively or retroactively; provided, however, that, the Board may not amend the Plan without shareholder approval if such approval is required in order to comply with applicable stock exchange requirements. Unless otherwise required by law, the rights of a Participant with respect to Options, Restricted Stock Awards or Deferred Stock Unit Awards granted prior to a termination or amendment of the Plan may not be materially impaired without the consent of such Participant, except as otherwise provided in the Plan.

8.2    Amendment of Options, Restricted Stock Awards or Deferred Stock Unit Awards. The Board may amend the terms of any outstanding Option, Restricted Stock Award or Deferred Stock Unit Award, prospectively or retroactively provided, however, that no modification may reduce or have the effect of reducing the per share exercise price of any outstanding Option. Notwithstanding the forgoing, no such amendment or other action by the Board shall materially impair the rights of any Participant without the Participant’s consent, except as otherwise provided in the Plan or required by applicable law.

ARTICLE IX

GENERAL PROVISIONS

9.1    Nonassignment. Except as otherwise provided in this Plan, Options, Restricted Stock Awards and Deferred Stock Unit Awards granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

9.2    Legend. All certificates representing shares of Common Stock delivered pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions.

9.3    Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is desired or required, and such arrangements may be either generally applicable or applicable only in specific cases.

9.4    No Right to Continue as Director. Neither this Plan nor the grant of any Option, Restricted Stock Award or Deferred Stock Unit Award shall constitute evidence of any agreement or understanding, express or implied, that a Director will continue as a member of the Board, or that the Company will nominate any Director for reelection by the Company’s shareholders.

9.5    Listing and Other Conditions.

(a)    The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option, vesting of a Restricted Stock Award or vesting of a Deferred Stock Unit Award unless and until the shares are listed on the New York Stock Exchange, and the right to exercise any Option or receive Common Stock pursuant to a Restricted Stock Award or Deferred Stock Unit Award may be suspended until such listing has been effected.

(b)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock under this Plan is or may under the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option or receive Common Stock pursuant to any Restricted Stock Award or Deferred Stock Unit Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c)    Upon termination of any period of suspension under this Section 9.5, any Option, Restricted Stock Award or Deferred Stock Unit Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option, Restricted Stock Award or Deferred Stock Unit Award.

9.6    Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of law provisions thereof.

9.7    Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

9.8    Liability of Plan Administrators. No member or former member of the Board or employee plan administrator shall be liable, in the absence of bad faith or willful misconduct, for any act or omission with respect to service as an administrator of the Plan, which service shall constitute service as a director or employee of the Company entitling such person to indemnification and reimbursement by the Company.

9.9    Costs. Unless otherwise determined by the Board, the Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to the Plan.

9.10    Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

9.11    Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

9.12    Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

ARTICLE X

EFFECTIVE DATE OF PLAN

10.1    Effective Date. This Plan shall become effective as of December 9, 2002, subject to shareholder approval of the Plan.

ARTICLE XI

TERM OF PLAN

11.1    Term. No Stock Options, Restricted Stock Awards or Deferred Stock Unit Awards shall be granted pursuant to this Plan after December 9, 2012, but Options, Restricted Stock Awards or Deferred Stock Unit Awards granted prior to such date may extend beyond that date.

Exhibit B

2003 IKON OFFICE SOLUTIONS, INC.
EMPLOYEE EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this 2003 IKON Office Solutions, Inc. Employee Equity Incentive Plan is to enable IKON Office Solutions, Inc. (the “Company”) to offer executive officers and other employees of the Company and its subsidiaries equity interests in the Company, thereby attracting, retaining and rewarding such persons, and aligning the interests of such persons with those of the Company’s shareholders.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “Award” shall mean the award document evidencing the grant of an Option or Restricted Stock Award and the terms and conditions of such grant.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Change-in-Control” shall mean any of the following events:

(a) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the then outstanding shares of the Company’s Common Stock; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 9, 2002, constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors of the Company on December 9, 2002 or whose appointment, election or nomination for election was so approved; or

(c) the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

(d) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.

Notwithstanding the foregoing, no Change-in-Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5 “Committee” shall mean a committee appointed by the Board to administer the Plan, consisting of two or more directors, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and related Treasury regulations.

2.6 “Common Stock” shall mean the common stock, no par value, of the Company.

2.7 “Company” shall mean IKON Office Solutions, Inc.

2.8 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.9 “Executive Officer” shall mean any executive officer (as such term is defined under Rule 16a-1(f) of the Exchange Act) or any other individual designated by the Company as an executive officer.

2.10 “Fair Market Value” as of any date shall mean, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, the closing sales price of a share of Common Stock for the applicable trading day as reported on the New York Stock Exchange Composite Tape.

2.11 “Incentive Stock Option” shall mean a stock option to purchase Common Stock under this Plan that is intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section.

2.12 “Nonqualified Stock Option” shall mean a stock option to purchase Common Stock under this Plan that is not an Incentive Stock Option.

2.13 “Participant” shall mean a person to whom an Award has been granted under this Plan.

2.14 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates (as defined under Rule 12b-2 of the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock.

2.15 “Plan” shall mean this 2003 IKON Office Solutions, Inc. Employee Equity Incentive Plan.

2.15 “Restricted Stock Award” shall mean an award granted pursuant to Section 6.5.

2.16 “Stock Option” or “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Common Stock granted pursuant to Article VI.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. The Committee may from time to time appoint a plan administrator to carry out the day-to-day duties and responsibilities relating to the Plan.

3.2 Awards. The Committee shall have full and sole authority to grant Options and Restricted Stock Awards to persons eligible under Article V, including the authority:

(a) to select the persons to whom Options and Restricted Stock Awards may from time to time be granted;

(b) to determine whether and to what extent Restricted Stock Awards, Incentive Stock Options or Nonqualified Stock Options, or any combination thereof, are to be granted to one or more persons eligible to receive such awards under Article V;

(c) to determine the number of shares of Common Stock to be covered by each Option and Restricted Stock Award;

(d) to determine the terms, conditions, and form of payment, not inconsistent with the terms of this Plan, of any Restricted Stock Award or any Option granted (including, but not limited to, the exercise price of the Option, the term of the Option, any restriction or limitation affecting the exercisability of the Option or vesting of the Restricted Stock Award and any conditions under which the exercisability of the Option or vesting of the Restricted Stock Award will be accelerated); and

(e) to deal with any other matters arising under the Plan.

3.3 Guidelines. Subject to Article VII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem necessary to carry this Plan into effect. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

SHARE LIMITATIONS

4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 5,000,000 (subject to any increase or decrease pursuant to Section 4.4), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent any Option or Restricted Stock Award granted under this Plan expires, terminates, or is cancelled, exchanged or surrendered for any reason without having been issued as unrestricted Common Stock, the number of unissued shares shall again be available for the purposes of the Plan.

4.2 Individual Limit. The maximum aggregate number of shares of Common Stock that may be subject to Options and Restricted Stock Awards made under the Plan to any individual during any fiscal year shall be 500,000 (subject to increase or decrease pursuant to Section 4.4).

4.3 Restricted Stock Award Limit. The maximum aggregate number of shares of Common Stock that may be subject to Restricted Stock Awards made under the Plan shall not exceed 1,250,000 shares (subject to increase or decrease pursuant to Section 4.4).

4.4 Adjustments. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, reorganization, spin-off, recapitalization, or other similar event affecting the outstanding shares of Common Stock (the “Event”), the maximum number and kind of shares that may be issued under the Plan, the number and kind of shares subject to then outstanding Options and/or Restricted Stock Awards, and the price for each share subject to then outstanding Options shall be appropriately and equitably adjusted as necessary to maintain the same proportionate number of shares as existed immediately prior to the Event and the same aggregate option price. Fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE V

ELIGIBILITY

5.1 Eligible Persons. Employees and executives of the Company and its subsidiaries, including, but not limited to, Executive Officers of the Company or any subsidiary of the Company, are eligible to be granted Options and Restricted Stock Awards in accordance with the terms of this Plan.

ARTICLE VI

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

6.1 Options. Each Stock Option granted under this Plan shall be either an Incentive Stock Option or a Nonqualified Stock Option.

6.2 Option Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise, the optionee’s employment status or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Nonqualified Stock Option. Stock Options granted under the Plan need not be uniform as among the Participants.

6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422, except as provided in Section 6.4 hereof.

6.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Stock Option Award. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Award document, which shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

(b) Option Price. Subject to Section 7.2, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant. However, an Incentive Stock Option may not be granted to any Participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, unless the option price per share of Common Stock is not less than 110% of the Fair Market Value of Common Stock on the date of grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but shall not be exercisable more than ten years after the date of grant if the Stock Option is intended to be an Incentive Stock Option. However, an Incentive Stock Option that is granted to a Participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any vesting provisions, in whole or in part and may accelerate the exercisability of any or all outstanding Stock Option Awards, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

(e) Method of Exercise. Subject to such vesting provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. The option exercise price shall be paid in full by: (i) delivering cash or a check payable to the order of the Company prior to the delivery of the shares, (ii) to the extent permitted by applicable law, making arrangements for a broker-assisted exercise, (iii) making payment using shares of Common Stock owned by the optionee for at least six months preceding the exercise date, or (iv) such other method as the Committee may approve. Upon exercise of the Option, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be delivered to the Participant (or, for broker-assisted exercises, to the broker, as appropriate). A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to the Participant.

(f) Termination of Employment. Unless otherwise provided in a particular Stock Option Award or an employment agreement between a Participant and the Company, the terms and conditions regarding the treatment of Option Awards held by a Participant who ceases to be an employee of the Company and its subsidiaries, for any reason, including, without limitation, termination, death or disability, shall be determined by the Committee.

(g) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend this Plan accordingly.

(h) Change-in-Control.

(i) Upon a Change-in-Control, all outstanding Options shall automatically become fully exercisable. In no event will the provisions of this Section 6.4(h)(i) or Sections 2.3, 4.4, or 6.5(c) be subject to amendment or modification after a Change-in-Control has occurred.

(ii) In addition to the foregoing provision, in the event of a Change-in-Control, the Committee may take any of the following actions with respect to any or all outstanding Options: the Committee may (i) require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options exceeds the option price of the Options, (ii) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate, or (iii) upon a Change-in-Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), provide that all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

6.5 Terms of Restricted Stock Awards. Restricted Stock Awards granted under this Plan shall be subject to the limitations contained in Section 4.3 and the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Award. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Award document, which shall specify the number of shares of Common Stock subject to the Restricted Stock Award and the other terms and conditions applicable to the Restricted Stock Award.

Restricted Stock Awards may be granted in the form of restricted or unrestricted Common Stock, units payable in Common Stock or cash, or other stock-based awards. Restricted Stock Awards granted under the Plan need not be uniform as among the Participants.

(b) Vesting and Other Conditions. At the time the Restricted Stock Award is granted, the Committee shall determine the vesting conditions, voting rights, dividend rights, payment form and any other conditions applicable, if any, to the grant. Notwithstanding the foregoing, the Committee may waive the vesting provisions or any other provisions of any Restricted Stock Award, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

(c) Change-in-Control. Upon a Change-in-Control, all outstanding Restricted Stock Awards shall automatically become fully vested and shall be distributed. In no event will the provisions of this Section 6.5(c) or Sections 2.3, 4.4, or 6.4(h)(i) be subject to amendment or modification after a Change-in-Control has occurred.

(d) Termination of Employment. Unless otherwise provided in a particular Restricted Stock Award or an employment agreement between a Participant and the Company, the terms and conditions regarding the treatment of Restricted Stock Awards held by a Participant who ceases to be an employee of the Company and its subsidiaries, for any reason, including, without limitation, termination, death or disability, shall be determined by the Committee.

ARTICLE VII

QUALIFIED PERFORMANCE-BASED COMPENSATION

7.1 Designation as Qualified Performance-Based Compensation. The Committee may determine that Restricted Stock Awards granted to an employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Article VII shall apply to grants of Restricted Stock Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

7.2 Performance Goals. When Restricted Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings or profits, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

7.3 Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

7.4 Maximum Payment. If Restricted Stock Awards are granted, not more than 500,000 shares of Common Stock (subject to increase or decrease pursuant to Section 4.4) or $5,000,000 aggregate value of Common Stock and cash may be paid to an employee under the Restricted Stock Award for any fiscal year in a performance period.

7.5 Announcement of Grants. The Committee shall certify and announce the results for each performance period to all grantees immediately following the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock Awards for the performance period shall be forfeited or shall not be paid, as applicable.

7.6 Death, Disability or Other Circumstances. The Committee may provide that Restricted Stock Awards shall be payable or restrictions on Restricted Stock Awards shall lapse, in whole or in part, in the event of the grantee’s death or disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

ARTICLE VIII

TERMINATION OR AMENDMENT

8.1 Termination or Amendment of the Plan. The Committee may at any time terminate this Plan or amend all or any part of this Plan, prospectively or retroactively, provided, however, that the Committee may not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable stock exchange requirements. Unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to a termination or amendment of the Plan may not be materially impaired without the consent of such Participant, except as otherwise provided in the Plan or required by applicable law.

8.2 Shareholder Approval for “Qualified Performance-Based Compensation”. If Restricted Stock Awards are granted as “qualified performance-based compensation” under Article VII above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Article VII, if required by Section 162(m) of the Code or the regulations thereunder.

8.3 Amendment of Awards. The Committee may amend the terms of any outstanding Award (subject to the limitations set forth in Section 6.4(h) and 6.5(c)), prospectively or retroactively; provided, however, that no modification may reduce or have the effect of reducing the per share exercise price of any outstanding Option. Notwithstanding the forgoing, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant’s consent, except as otherwise provided in the Plan.

ARTICLE IX

GENERAL PROVISIONS

9.1 Nonassignment. Except as otherwise provided in this Plan or as determined by the Committee, Awards granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.

9.2 Legend. All certificates representing shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions, or to any restrictions applicable to a Restricted Stock Award.

9.3 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is desired or required; and such arrangements may be either generally applicable or applicable only in specific cases.

9.4 No Right to Employment. Neither this Plan nor the grant of any Option or Restricted Stock Award shall give any Participant or employee any right with respect to continuance of any employment relationship with the Company or any subsidiary of the Company, nor shall there be a limitation in any way on the right of the Company or a subsidiary, as the case may be, to terminate such Participant’s employment at any time.

9.5 Withholding of Taxes. The Company shall have the right, prior to delivering a stock certificate representing the shares of Common Stock otherwise deliverable to a Participant upon exercise of an Option or vesting of a Restricted Stock Award or the payment of cash or stock that becomes payable under a Restricted Stock Award, to (i) require the Participant to remit to the Company an amount sufficient to satisfy all federal, state, local and non-U.S. tax withholding requirements (including social security and Medicare withholding requirements, if applicable), (ii) reduce the number of shares of Common Stock otherwise deliverable to the Participant by an amount that does not exceed the Participant’s minimum applicable withholding tax rate for all federal, state, local and non-U.S. taxes (including social security and Medicare taxes, if applicable) required to be withheld, or (iii) deduct the amount of such taxes from cash payments or wages otherwise to be paid to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with this Plan as it may deem appropriate.

9.6 Listing and Other Conditions.

(a) The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option or vesting of a Restricted Stock Award unless and until the shares are listed on the New York Stock Exchange, and the right to exercise any Option or receive Common Stock pursuant to a Restricted Stock Award may be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock under this Plan is or may under the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option or receive Common Stock pursuant to any Restricted Stock Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c) Upon termination of any period of suspension under this Section 9.6, any Option or Restricted Stock Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option or Restricted Stock Award.

9.7 Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may grant Options and Restricted Stock Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures and subplans and make such modifications as may be necessary or advisable to comply with such laws.

9.8 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of law provisions thereof.

9.9 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

9.10 Liability of Committee Members. No member or former member of the Committee or employee plan administrator shall be liable, in the absence of bad faith or willful misconduct, for any act or omission with respect to service as an administrator of the Plan, which service shall constitute service as a director or employee of the Company entitling such person to indemnification and reimbursement as directors or employees of the Company pursuant to its Code of Regulations.

9.11 Other Benefits. Unless otherwise required by law, the grant of any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

9.12 Costs. Unless otherwise determined by the Committee, the Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock upon the exercise of Options and the vesting of Restricted Stock Awards.

9.13 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

9.14 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

9.15 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

ARTICLE X

EFFECTIVE DATE OF PLAN

10.1 Effective Date. This Plan will be effective as of December 9, 2002, subject to shareholder approval of the Plan.

ARTICLE XI

TERM OF PLAN

11.1 Term. No Award shall be granted pursuant to this Plan on or after December 9, 2012, but Options and/or Restricted Stock Awards granted prior to such date may extend beyond that date.

PROMPTLY COMPLETE AND RETURN THE
PROXY/VOTING INSTRUCTION FORM BELOW
IN THE ENVELOPE PROVIDED

Carefully fold & detach along perforation

PROXY/VOTING INSTRUCTION CARD
IKON OFFICE SOLUTIONS, INC.

This proxy is solicited on behalf of the Board of Directors of IKON Office Solutions, Inc. The undersigned hereby appoints Don H. Liu and William S. Urkiel, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of common stock of IKON Office Solutions, Inc. (“IKON”) which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders to be held on February 25, 2003, and any adjournments thereof (“2003 Annual Meeting”), as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The presence at the 2003 Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum.
If you are an employee of IKON, this proxy card also provides voting instructions for shares held for your account in the IKON Office Solutions, Inc. Retirement Savings Plan (the “Plan”). The trustee for the Plan will vote these shares as you direct in this proxy card. If you do not sign and return a proxy card, the trustee will vote your Plan shares in the same ratio as those shares with respect to which the trustee has received instructions from other Plan participants. If you sign and return a proxy card and fail to specify a choice on any matter, the trustee will vote your Plan shares in accordance with the recommendation of the Board of Directors.
Shares owned by you other than those held in the Plan will be voted only if you sign and return a proxy card, or attend the meeting and vote by ballot. If you sign and return a proxy card and fail to specify a choice on any matter, your shares will be voted in accordance with the recommendation of the Board of Directors.
The Board of Directors recommends a vote “FOR” each of the proposals described below. Member firms of the New York Stock Exchange have authority to vote on each of the proposals described below as a routine item and need not decline to vote in the absence of voting instructions from an investor.

1. Election of Directors (Mark only one)

☐	Vote FOR all nominees listed below and recommended by the Board of Directors	☐	Vote WITHHELD from all nominees
(except as directed to the contrary below)

Judith M. Bell, Philip E. Cushing, Matthew J. Espe, Thomas R. Gibson, Richard A. Jalkut, Arthur E. Johnson, Kurt M. Landgraf, Marilyn Ware
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

(continued, and to be signed, on other side)

PROMPTLY COMPLETE AND RETURN THE
PROXY/VOTING INSTRUCTION FORM BELOW
IN THE ENVELOPE PROVIDED

Carefully fold & detach along perforation

(continued from other side)

	2. Approval of 2003 IKON Office Solutions, Inc. Non-Employee Directors’ Compensation Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

	3. Approval of 2003 IKON Office Solutions, Inc. Employee Equity Incentive Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐
Mark here if you plan to attend the 2003 Annual Meeting. In order to attend the meeting, you must present an admission ticket or provide separate verification of share ownership. An admission ticket will be mailed to any shareholder who indicates an
intention to attend.

PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY, USING THE ENCLOSED POSTAGE PREPAID REPLY ENVELOPE.

Dated                                                                  SIGN HERE

When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.